UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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APERGY CORPORATION

(Name of Registrant as specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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1

Apergy Corporation

Proxy Statement
Notice of Annual Meeting of Shareholders

May 9, 2019

2

Notice of Annual Meeting of Shareholders
To be Held May 9, 2019

March 25, 2019

Dear Fellow Shareholders:

On behalf of the Board of Directors (the “Board”) of Apergy Corporation (“Apergy” or the “Company”), we cordially invite you to attend the Company’s first Annual Meeting of Shareholders (the “Meeting”) at our corporate offices at 2445 Technology Forest Boulevard, Building 4, 12th Floor, The Woodlands, Texas 77381 on Thursday, May 9, 2019 at 1:00 p.m. Central time. At the Meeting, shareholders will be asked to consider and act upon the following matters:

1.	Election of two Class I directors;

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2019; and

3.	Such other business as may properly come before the Meeting.

These items are fully described in the following pages, which are made a part of this notice.

All holders of record at the close of business on March 11, 2019 are entitled to vote at the Meeting or any postponement or adjournment thereof.

We plan to mail a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the proxy materials and our 2018 Annual Report (which includes our 2018 Annual Report on Form 10-K), how to vote online, and how to obtain a paper copy of the proxy materials. Our 2018 Annual Report and our proxy materials are first being made available on or about March 25, 2019.

Your vote is very important. Whether or not you plan to attend the Meeting, we urge you to review the proxy materials and vote your shares as soon as possible. We hope you will read the Proxy Statement and the 2018 Annual Report and submit your proxy, or use telephone or Internet voting, prior to the Meeting. Even if you plan to attend the Meeting, please submit a proxy as soon as possible to ensure your shares are voted at the Meeting in accordance with your instructions.

On behalf of the Board and our management team, I extend our appreciation for your support.
JULIA WRIGHT
Senior Vice President, General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 9, 2019

Our Proxy Statement, together with the form of proxy card, and our 2018 Annual Report are available at:

www.envisionreports.com/APY

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

Annual Meeting of Shareholders

Time and Date:	1:00 p.m. Central time on Thursday, May 9, 2019
Place:	2445 Technology Forest Boulevard Building 4, 12th Floor The Woodlands, Texas 77381
Eligibility to Vote:	You are entitled to vote if you were a shareholder of record at the close of business on March 11, 2019.

Voting Matters and Board Recommendation

	Board’s Voting Recommendation	Page Reference
Election of Mamatha Chamarthi and Stephen Todd as Class I directors until the 2022 annual meeting of shareholders (Item 1)	FOR EACH DIRECTOR NOMINEE	11
Ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2019 (Item 2)	FOR	21

How to Cast Your Vote

You may submit your vote by Internet, telephone, mail or in person.
INTERNET www.envisionreports.com/APY until 1:00 a.m. Central Time On May 9, 2019	BY TELEPHONE 1-800-652-8683 until 1:00 a.m. Central Time On May 9, 2019	BY MAIL Completing, signing, dating and returning your proxy or voting instruction card before May 9, 2019
IN PERSON
at the Meeting:
If you were a shareholder of record at the close of business on March 11, 2019, we have a record of your ownership.
If your shares are held in the name of a broker, nominee, or other intermediary, you must bring proof of ownership with you to the meeting.
Attendees will be asked to present valid picture identification, such as a driver’s license or passport.

If you hold shares through Apergy’s 401(k) Savings Plan or Dover Corporation's
401(k) plan, your vote must be received by
1:00 a.m., Central Time on May 7, 2019 to be counted.
Those votes cannot be changed or revoked after that time and those shares cannot be voted in person at the Annual Meeting.

i

Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP (“PwC”) served as our independent registered public accountants for the year ended December 31, 2018 and provided certain tax and other services to us. Representatives of PwC are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders. As a matter of good corporate governance, we are requesting our shareholders ratify the selection of PwC as our independent registered public accountants for the year ending December 31, 2019.

Board and Board Committees

Name	Age	Principal Occupation	Independent	Committee Memberships	Other Public Company Boards
Nominees Standing for Election
Mamatha Chamarthi	49	SVP & Chief Digital Officer, ZF Friedrichshafen AG	Yes	COMP	None
Stephen M. Todd	70	Retired Global Vice Chairman, Ernst & Young Global Ltd.	Yes	AUD	Dover Corp.; PNC Funds

Continuing Directors with Terms Expiring in 2020
Gary P. Luquette	63	Retired Chief Executive Officer, Frank’s International N.V.	Yes	COMP, G&N	McDermott; Southwestern Energy
Daniel W. Rabun	64	Retired Chief Executive Officer, Ensco plc	Yes	COMP, G&N	Apache Corp.; Golar LNG

Continuing Directors with Terms Expiring in 2021
Kenneth M. Fisher	57	Chief Financial Officer, Noble Energy Inc.	Yes	AUD	Noble Midstream Partners LP
Sivasankaran Somasundaram	53	President & Chief Executive Officer, Apergy	No		None
Stephen K. Wagner	71	Retired Partner, Deloitte LLP	Yes	AUD, G&N	Dover Corp.

Messrs. Fisher and Somasundaram have served on our Board since April 2018 and the remaining directors joined the Board in May 2018 at the time of our spin-off from Dover Corporation.

The standing committees of our Board are the Audit Committee (AUD), Compensation Committee (COMP), and Governance and Nominating Committee (G&N).

Our Board is currently divided into three classes which will be phased out effective at our 2022 annual meeting.

For the year ended December 31, 2018, each of our directors attended at least 90% of the meetings of the Board and the Board committees on which the director served.

Director Highlights

Tenure	Age	Diversity	Independence

Governance Highlights
The following actions are reflective of our commitment to transparency and good corporate governance:

•	Independent Chairman of the Board

•	6 of 7 directors are independent

•	All members of the Audit Committee, Compensation Committee, and Governance and Nominating Committee are independent under the rules of the New York Stock Exchange (“NYSE”)

•	Stock ownership guidelines for directors and senior officers

•	Executive compensation clawback policy

•	Directors and officers of the Company are prohibited from pledging (subject to limited exceptions) or hedging shares of our stock

•	Executive sessions of independent directors

Business Highlights

2018 was a transformational year for Apergy. We established Apergy as a strong stand-alone publicly traded company and delivered strong financial results:

•	We achieved 2018 revenue growth of 20% from 2017, compared to initial guidance of 16% growth;

•	Cash generation was strong with $164 million cash from operating activities in 2018;

•	We repaid $45 million of debt in the two quarters post-spin and reduced our leverage from 2.8x at the time of the spin-off to 2.2x at December 31, 2018; and

•	We successfully transitioned from Dover Corporation and ended all transition services agreements.

Executive Compensation Highlights

The Compensation Committee is committed to targeting reasonable and competitive total compensation for our executive officers, with a significant portion of compensation being performance based. In 2018:

•	83% of our CEO’s target compensation was performance based; and

•	64% of the target compensation of our other named executive officers was performance based.

Our compensation program is designed to align with and drive achievement of our business strategies. Core elements include a base salary, a short-term incentive, and long-term incentives which:

•	Correlate executive pay with our performance on both a short-term and long-term basis;

•	Emphasize operating performance and support our business strategies; and

•	Link executive pay to measures that drive shareholder value.

Named Executive Officers

For 2018, our Named Executive Officers (“NEOs”) were:

Name	Age	Title
Sivasankaran (“Soma”) Somasundaram	53	President & Chief Executive Officer
Jay A. Nutt	56	Senior Vice President and Chief Financial Officer
Julia Wright	43	Senior Vice President, General Counsel and Secretary
Paul E. Mahoney	55	President, Production and Automation Technologies
Rob Galloway	52	President, Drilling Technologies

Important Dates for 2020 Annual Meeting of Shareholders

•
Shareholder proposals submitted for inclusion under rules of the Securities and Exchange Commission (“SEC”) in the proxy statement for our 2020 annual meeting of shareholders must be submitted in writing and received by our Secretary on or before November 26, 2019.

•
Under our bylaws, shareholder proposals to be presented in person at the 2020 annual meeting of shareholders (but not included in the 2020 proxy statement) must be submitted in writing and received by our Secretary not earlier than the close of business on January 10, 2020 and not later than the close of business on February 7, 2020.

Journey to Zero
We launched our Journey to Zero in 2018, representing our focus on safety and our journey to zero incidents, which is aligned with our belief that all accidents are preventable. Our Health, Safety and Environmental (“HSE”) Policy underpins our Journey to Zero and documents our commitment to conducting business in a manner that protects people, assets, property and the environment. This commitment is facilitated through our HSE systems by:

•	Empowering management and employee accountability, commitment and individual contribution;

•	Establishing plans and achieving goals for continual improvement focused on zero incidents and conservation of energy and resources, while reducing the environmental footprint;

•	Integrating HSE elements into all business activities;

•	Providing training, controls and protective measures as a result of health and safety hazards plus environmental impacts;

•	Collaborating with customers, regulators, contractors, suppliers and others to improve overall performance;

•	Complying with applicable regulatory requirements and industry standards;

•	Cultivating Stop Work Authority as a valued proactive process; and

•	Assessing and reviewing systems and communicating performance.

Together with our HSE Policy, we adopted a set of Life Rules covering 10 areas such as lifting/rigging, electrical work, and equipment machinery, with the purpose of protecting people from harm by providing a set of guiding principles designed to prevent incidents. More information on our Journey to Zero is available on our website at apergy.com/about-us/hse/.

Distinctive Strategic Vision and Operating Philosophy
At Apergy, we operate with a customer-centric culture and have a relentless focus on working collaboratively with our customers to solve problems. This culture is a result of our distinctive strategic vision that is focused on improving the lives of our customers, our employees, our shareholders, and the communities where we live and work. We believe that staying committed to this purpose and our operating culture will differentiate us in the marketplace and will align the goals of the organization towards achieving extraordinary results. Our vision and philosophy is best represented as below:

v

Apergy Corporation
2445 Technology Forest Boulevard
Building 4, 12th Floor
The Woodlands, Texas 77381
www.apergy.com

PROXY STATEMENT
GENERAL INFORMATION ABOUT THE ANNUAL MEETING

On May 9, 2018, Dover Corporation (“Dover” or our “former parent company”) distributed all of the issued and outstanding shares of Apergy Corporation (“Apergy” or the “Company”) to Dover shareholders. As a result, Apergy became an independent publicly traded company. In this Proxy Statement, we refer to this transaction as the “spin-off.” We are providing this Proxy Statement to our shareholders in connection with the solicitation of proxies by Apergy’s Board of Directors (the “Board”) for use at our first Annual Meeting of Shareholders (the “Meeting”). We plan to mail a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the proxy materials and our 2018 Annual Report (which includes our 2018 Annual Report on Form 10-K), how to vote online, and how to obtain a paper copy of the proxy materials. Our 2018 Annual Report and our proxy materials are first being made available on or about March 25, 2019.
Date, Place and Time of Meeting

The 2019 Annual Meeting of Shareholders will be held at our corporate offices at 2445 Technology Forest Boulevard, Building 4, 12th Floor, The Woodlands, Texas 77381 on Thursday, May 9, 2019 at 1:00 p.m. Central time.
Record Date

The record date for determining shareholders eligible to vote at the Meeting was March 11, 2019. As of the close of business on that date, we had outstanding 77,362,694 shares of common stock. Each share of common stock is entitled to one vote on each matter and shareholders may not cumulate their votes.

A list of shareholders entitled to vote at the Meeting will be available for examination by any shareholder for any purpose relevant to the Meeting during ordinary business hours at our offices at 2445 Technology Forest Boulevard, Building 4, 12th Floor, The Woodlands, Texas 77381, for ten days prior to the Meeting, and also at the Meeting.
Quorum

For purposes of the Meeting, there will be a quorum if the holders of a majority of the shares of our common stock outstanding on the record date are present in person or by proxy. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present.

Attending the Meeting

Attendance at the Meeting is limited to shareholders, the inspector of election and PricewaterhouseCoopers LLP (“PwC”). Admission for shareholders will be on a first-come, first-served basis. Registration will begin at 12:00 p.m., and the Meeting will begin at 1:00 p.m. If you hold your Apergy shares in a brokerage account, you will need to bring a copy of your brokerage statement reflecting stock ownership as of the record date. Please note that you will be asked to present valid picture identification, such as a driver’s license or passport.
Electronic Delivery of Proxy Materials

As permitted under SEC rules, we are mailing a Notice about the Internet Availability of our Proxy Statement and our Annual Report to shareholders (of which our 2018 Annual Report on Form 10-K is a part) instead of a paper copy of those proxy materials. We believe that this process expedites receipt of our proxy materials by shareholders, while lowering the costs and reducing the environmental impact of the Meeting. All shareholders will have the ability to access the proxy materials over the Internet and to request a paper copy by mail or an electronic copy by e-mail by following the instructions in the Notice. In addition, shareholders will have the ability to receive proxy materials over the Internet in future years.
Items of Business

There are two items scheduled to be voted on at the Meeting:

1.	Election of two Class I directors named in this Proxy Statement; and

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2019.
Vote Required

A plurality of the votes cast at the Meeting is required to elect directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected as Class I directors. The ratification of the appointment of PwC as our independent registered public accounting firm requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Meeting.
Voting Procedures

Most holders of our common stock hold their shares beneficially through a broker, bank or other nominee rather than of record directly in their own name. As summarized below, there are some differences in the way to vote shares held of record and those owned beneficially.

If your shares are registered directly in your name with our transfer agent, you are considered the shareholder of record of those shares. As a shareholder of record, you may vote in person at the Meeting, or by proxy over the Internet, by telephone or by mail by following the instructions provided in our proxy materials. If you are a shareholder of record and vote electronically, by mail or by telephone without making any specific selection, then your shares will be voted FOR Items 1 and 2.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in “street name,” and you must follow the instructions provided by your broker or other nominee to vote your shares. As the beneficial owner, you have the right to direct your broker or other nominee on how to vote your shares and you are also invited to attend the Meeting. Your broker or other nominee will provide a voting instruction card for you to use in directing your broker or other nominee as to how to vote your shares, as well as instructions if you want to vote in person at the Meeting. We strongly encourage you to instruct your broker or nominee how you wish to vote.

If you are a beneficial owner of shares and do not provide your broker or other nominee with voting instructions, the broker or other nominee will have discretionary authority to vote only on a routine matter. If your broker or other nominee does not receive instructions from you on how to vote your shares on a non-routine matter, the broker or other nominee will inform us that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.” Only Item 2 will be considered a routine matter for the Meeting.
Effect of Abstentions and Broker Non-Votes

Broker non-votes will not affect the outcome of the vote on Items 1 or 2.

If you specify that you wish to “abstain” from voting on an item, then your shares will not be voted on that particular item. Abstentions will not affect the outcome of the vote on Item 1. However, they will have the same effect as a vote against Item 2.
Revoking Your Proxy

If you are a shareholder of record, whether you give your proxy over the Internet, by telephone or by mail, you may revoke it at any time before it is exercised. You may enter a new vote by voting in person at the Meeting, electronically, by mail or by telephone so long as it is received prior to the Meeting. If you hold your shares beneficially in “street name” through a broker or other nominee, you must follow the instructions provided by your broker or nominee as to whether and how you may revoke your proxy.
Shareholders Sharing the Same Address

SEC rules permit us to deliver only one copy of the Notice to multiple shareholders of record who share the same address and have the same last name, unless we have received contrary instructions from one or more of the shareholders. This delivery method, called “householding,” reduces our printing and mailing costs. Shareholders who participate in householding will continue to receive separate Notices.

If you are a shareholder of record who currently receives a single copy of the Notice and wishes to receive a separate copy of the Notice, or if you are currently receiving multiple copies of the Notice at the same address and wish to receive only a single copy, please write to or call the Secretary of Apergy Corporation at 2445 Technology Forest Boulevard, Building 4, 12th Floor, The Woodlands, Texas 77381, telephone: 281-403-5772.

Shareholders who are beneficial owners holding their shares in "street name" who are currently receiving multiple copies of the Notice and wish to receive only a single copy in the future, or who currently receive a single copy and wish to receive separate copies in the future, should contact their bank, broker or other holder of record to request that only a single copy or separate copies, as the case may be, be delivered to all shareholders at the shared address in the future.
Proxy Solicitation Costs

We will pay the cost of printing and mailing proxies, but we will not pay a fee to any of our officers or employees or to officers or employees of any of our subsidiaries as compensation for soliciting proxies.
Inspector of Election

A representative of Computershare will serve as the inspector of election at the Meeting.

Voting Results

We will announce preliminary voting results at the Meeting and report final voting results within three business days of the Meeting on a Current Report on Form 8-K. You can access that Current Report on Form 8-K and our other reports we file with the SEC at our website www.investors.apergy.com or at the SEC’s website www.sec.gov. The information provided on these websites is for information purposes only and is not incorporated by reference into this Proxy Statement.

Cameras, recording equipment, electronic devices, or packages will not be permitted in the Meeting. You must present valid photo identification to be admitted to the Meeting. For directions to the Meeting, please call 281-403-5772.

Improving Lives Every Day
Apergy’s vision is clear: improving lives. The following are just a few of the many examples of the ways in which we work to give back and enhance the lives of people in our neighborhoods and communities:
•
At its inaugural meeting, our extended leadership team participated in a team-building exercise during which they constructed a dozen bicycles, which were then donated to the children of the Alabama-Coushatta Tribe of Texas;
•
US Synthetic, our subsidiary in Orem, Utah, partnered with Junior Achievement to provide career training to high school students on the Navajo Reservation in San Juan County, Utah as part of a career fair to introduce rural students to a variety of career and education opportunities;
•
Members of our Alberta Oil Tools subsidiary dedicated a day to Habitat for Humanity in Edmonton, Canada, volunteering their time and talent in helping to build homes for families in their community in need of safe, affordable housing;
•
Employees participating in our Leadership Development Series packaged meals at the West Texas Food Bank in Midland, Texas for distribution to those in need in the area; and
•
We partnered with the World Affairs Council of Greater Houston in their efforts to promote understanding of the world’s people, politics, economies and cultures.

Corporate Governance

Apergy is committed to conducting business in accordance with the highest level of ethical and corporate governance standards. Our Board periodically reviews its corporate governance practices and takes other actions to address changes in regulatory requirements, developments in governance best practices and matters raised by shareholders. The following describes some of the actions Apergy has taken to help ensure our conduct earns the respect and trust of shareholders, customers, business partners, employees and the communities in which we live and work.
Governance Guidelines and Codes

In connection with the spin-off, the Board adopted written Corporate Governance Guidelines that set forth the responsibilities of the Board and the qualifications and independence of its members and the members of its standing committees. In addition, the Board adopted, among other codes and policies, a Code of Business Conduct and Ethics setting forth standards applicable to all of Apergy’s companies and employees, a Code of Ethics for our Chief Executive Officer and Senior Financial Officers applicable to our Chief Executive Officer, Chief Financial Officer, principal accounting officer and controller, and other senior finance officers, and charters for each of its standing committees. All of these documents are available on our website at www.apergy.com. Any waivers to our Code of Business Conduct and Ethics for directors or employees can only be made by our Board. There were no waivers of the Code of Business Conduct and Ethics in 2018.
Board Leadership Structure

Our Board has adopted a structure whereby the Chairman of the Board is an independent director. Our Board believes that having a chairman who is independent of management provides strong leadership for the Board and helps ensure critical and independent thinking with respect to our Company’s strategy and performance. Our Chief Executive Officer (“CEO”) is also a member of the Board as the management representative. We believe this is important to make information and insight directly available to the directors in their deliberations. Our Board believes that this structure provides an appropriate, well-functioning balance between non-management and management directors that combines experience, accountability and effective risk oversight.
Risk Oversight

Senior management is responsible for day-to-day management of risks facing Apergy, including the creation of appropriate risk management policies and procedures. The Board is responsible for overseeing management in the execution of these responsibilities and for assessing the Company’s overall approach to risk management. The Board regularly assesses significant risks to the Company in the course of its review and oversight of the Company’s strategy and the Company’s annual operating plan. As part of its responsibilities, the Board and its standing committees also regularly review material strategic, operational, financial, legal, compensation and compliance risks with executive officers. The Audit Committee also performs an oversight role with respect to financial, legal, cybersecurity, enterprise and compliance risks, and reports on its findings and assessments at each regularly scheduled Board meeting. The Compensation Committee considers risk in connection with its design of compensation programs, and has engaged an independent compensation consultant to assist in mitigating compensation-related risk. The Governance and Nominating Committee oversees and monitors risks relating to the Company’s governance structure and processes.

Compensation and Risk

We believe that our compensation programs are designed with appropriate risk mitigators, including:

•	stock ownership guidelines for executive officers that align the interests of the executive officers with those of our shareholders;

•	mix of base salary, cash incentive opportunities, and long-term equity compensation, that provides a balance of short-term and long-term incentives with fixed and variable components;

•	inclusion of non-financial metrics, such as qualitative performance factors, in determining actual compensation payouts;

•
use of restricted stock and other equity awards, including performance shares, that typically vest over a multi-year period, to encourage executives to take actions that promote the long-term sustainability of our business; and

•
an executive compensation clawback policy with a three-year lookback providing for the recovery from an executive officer of any incentive compensation granted on the basis of financial or operating results that are subject to a material negative restatement as the result of fraud, intentional misconduct or gross negligence of the executive officer.

Change in Director Occupation

Directors who retire or substantially change their principal position of employment are required to tender their resignation from the Board to the Governance and Nominating Committee, which the Committee then considers and recommends to the Board whether to accept or reject the resignation.
Succession Protocols

The Governance and Nominating Committee reviews emergency CEO succession protocols, developed by management, to ensure effective communications with the Board and other stakeholders in the event that the CEO is unable to perform the powers and duties of the office either temporarily or permanently due to resignation, retirement, death, illness or other disability. The Governance and Nominating Committee also proposes revisions to the emergency CEO succession protocols from time to time as appropriate.
Director Attendance at Shareholders Meetings

Recognizing that director attendance at our Meeting can provide our shareholders with an opportunity to communicate with the directors about matters affecting the Company, our directors are encouraged to attend the Meeting.
Stock Ownership Guidelines

Our Board has adopted a policy that requires executive officers to hold a number of shares with a value at least equal to a pre-determined multiple of each executive officer’s annual salary within five years from the date the executive becomes subject to the guidelines. This policy is discussed in the “Additional Executive Compensation Governance Considerations” section of the Compensation Discussion and Analysis. In addition, each independent director is expected to hold a number of shares with a value at least equal to five times the base annual cash compensation paid to each such director during the period he or she is a director. See the section titled “Director Compensation” for additional information.
Anti-Hedging and Anti-Pledging Policy

The Board has adopted a Securities Trading Policy which prohibits directors, officers, and certain other employees from pledging (subject to limited exceptions) or hedging shares of Apergy stock.

Directors’ Meetings

During 2018, the Board met five times. Each director attended at least 90% of the meetings of the Board and the Board committees on which the director served. The Board conducts executive sessions in conjunction with its regularly scheduled meetings at least quarterly without management representatives present. Mr. Rabun, as Chairman of the Board, presides at these sessions. If Mr. Rabun is determined to no longer be an independent director or is not present at any of these sessions, the non-employee directors of the Board shall elect a Lead Director to preside. The Board and its committees conduct annual self-evaluations of their performance.
Procedures for Approval of Related Person Transactions

We generally do not engage in transactions in which our executive officers or directors, any of their immediate family members or any shareholders holding 5% or more of our outstanding common stock have a material interest. Should a proposed transaction or series of similar transactions involve any such persons and in an amount that exceeds $120,000, the transaction would be reviewed by the Governance and Nominating Committee in accordance with the Related Person Transactions Policy and Procedures adopted by our Board, which are posted on our website.

Under the procedures, our General Counsel determines whether a proposed transaction requires review under the policy and, if so, presents the transaction to the Governance and Nominating Committee for review and consideration at its next regularly scheduled meeting. The Governance and Nominating Committee reviews the relevant facts and circumstances of the transaction and approves, rejects or ratifies the transaction. If the proposed transaction is immaterial, the Chair of the Governance and Nominating Committee may approve the transaction and report the transaction at the next meeting of the Governance and Nominating Committee. If it is impractical to postpone the proposed transaction until the next meeting of the Governance and Nominating Committee, the Chair of such Committee decides whether to (i) approve the transaction and report the transaction at the next meeting Governance and Nominating Committee or (ii) call a special meeting of the Governance and Nominating Committee to review the transaction. Should the proposed transaction involve the CEO or enough members of the Governance and Nominating Committee to prevent a quorum, the disinterested members of the committee will review the transaction and make a recommendation to the Board, and the disinterested members of the Board will then approve, reject or ratify the transaction. No director may participate in the review of any transaction in which he or she is a related person.
Communication with the Board

Shareholders and other interested parties may contact any member of the Board, as a group or individually, any committee, or the independent directors as a group, by writing to them at Apergy Corporation, c/o Secretary, 2445 Technology Forest Boulevard, Building 4, 12th Floor, The Woodlands, Texas 77381. Our General Counsel and Secretary, an employee, reviews all communications directed to any committee and the Board. The Chair of the Audit Committee is promptly notified of any substantive communication involving accounting, internal controls, or audit matters. The Chairman of the Board is promptly notified of any other significant communication, and any Board-related matters which are addressed to a named director are promptly sent to that director. Copies of all communications are available for review by any director. Some communications, such as advertisements, business solicitations, junk mail, resumes, and any communication that is overly hostile, threatening, or illegal will not be forwarded to the Board. Communications may be made anonymously or confidentially. Confidentiality shall be maintained unless disclosure is:

•	required or advisable in connection with any governmental investigation or report; or

•	in the interests of Apergy, consistent with the goals of our Code of Business Conduct & Ethics.

Director Independence

Our Corporate Governance Guidelines provide that a significant majority of the Board and all of the members of the Audit, Compensation, and Governance and Nominating Committees must be independent from management and must meet all of the applicable criteria for independence established by the NYSE and the SEC. Our Board makes an annual determination of the independence of each director. No director may be deemed independent unless the Board determines that neither the director nor any of the director’s immediate family members has a material relationship with Apergy, directly or as an officer, shareholder or partner of an organization that has a material relationship with Apergy.

Our Board has determined that each director, except for Mr. Somasundaram, has no material relationship with Apergy and meets the independence requirements of the NYSE and the SEC.
Committees of the Board of Directors

Our Board has a standing Audit Committee, Governance and Nominating Committee, and a Compensation Committee. The charters adopted by the Board for each committee, that describe each committee’s responsibilities, authority and resources in greater detail, are available on our website at www.investors.apergy.com.

Audit Committee

Kenneth M. Fisher        Meetings Held in 2018: 6
Committee Chair

Additional Committee Members: Stephen M. Todd and Stephen K. Wagner

Primary Responsibilities: The Audit Committee is responsible for, among other matters:

•	Selecting and engaging the independent registered public accounting firm (“independent auditors”);

•	Overseeing the work of the independent auditors and Apergy’s internal audit function;

•	Approving in advance all services to be provided by, and all fees to be paid to, the independent auditors, who report directly to the committee;

•	Overseeing the adequacy and integrity of Apergy’s financial statements and its financial reporting and disclosure practices;

•	Reviewing with management and the independent auditors the audit plan and results of the auditing engagement; and

•	Reviewing with management and the independent auditors the quality and adequacy of Apergy’s internal control over financial reporting.

The responsibilities and duties of the Audit Committee include reviewing and discussing with management and the independent auditors Apergy’s annual audited financial statements and quarterly financial statements prior to inclusion in Apergy’s Annual Report on Form 10-K or other public filings in accordance with applicable rules and regulations of the SEC.

The Audit Committee holds regular quarterly meetings at which it meets separately with each of the Company’s independent auditors, head of internal audit, and Chief Financial Officer to assess certain matters, including the status of the independent audit process, and management’s assessment of the effectiveness of disclosure controls and procedures. In addition, the Audit Committee, as a whole, will review and meet to discuss the contents of each Form 10-Q and review and approve the Form 10-K (including the financial statements) prior to its filing with the SEC.

Independence: All members of the Audit Committee qualify as independent directors for audit committee membership according to the rules and regulations of the SEC and NYSE. All members of the Audit Committee are financially literate and qualify as an “audit committee financial expert,” as defined under SEC rules.

Please see the Audit Committee Report on page 22 for additional information on the manner in which the committee fulfilled its responsibilities in 2018.

Governance and Nominating Committee

Stephen K. Wagner        Meetings Held in 2018: 3
Committee Chair

Additional Committee Members: Gary P. Luquette and Daniel W. Rabun

Primary Responsibilities: The Governance and Nominating Committee is responsible for, among other matters:

•	Developing, reviewing, and recommending to the Board corporate governance principles and the Company’s Code of Business Conduct and Ethics;

•	Identifying and recommending to our Board candidates for election as directors and any changes it believes desirable in the size and composition of the Board;

•	Making recommendations to our Board concerning the structure and membership of the Board committees; and

•	Developing and overseeing the process for the Board and committee self-evaluations and the process by which the CEO and senior management are evaluated.

Qualification and Nominations of Directors

The Governance and Nominating Committee considers and recommends to the Board nominees for election to, or for filling any vacancy on, the Board or its committees in accordance with our by-laws, our Corporate Governance Guidelines, and the Governance and Nominating Committee’s charter. The Governance and Nominating Committee periodically reviews the requisite skills and characteristics of Board members as well as the size, composition, functioning and needs of our Board as a whole. To be considered for Board membership, a nominee for director must be an individual who has the highest personal and professional integrity, who has demonstrated exceptional ability and judgment, and who will be most effective, in conjunction with the other members of our Board, in serving the long-term interests of our shareholders.

The Governance and Nominating Committee also considers directors’ qualifications as independent directors (the Board requires that a substantial majority of its members be independent and all of the members of the Audit, Compensation, and Governance and Nominating Committees be independent), the financial literacy of members of the Audit Committee, the qualification of Audit Committee members as “audit committee financial experts,” the qualification of Compensation Committee members as “non-employee directors” and the diversity, skills, background and experiences of Board members in the context of the needs of the Board. The Governance and Nominating Committee may also consider such other factors as it may deem to be in the best interests of Apergy and our shareholders. For director nominees who are current directors, the Governance and Nominating Committee considers their history of attendance at Board and committee meetings, as well as preparation for, participation in and contributions to the effectiveness of those meetings in determining whether to nominate them for re-election.

The Board believes that a diverse membership having a variety of skills, styles, experience and competencies is an important feature of a well-functioning board. Accordingly, the Board believes that diversity of viewpoints, backgrounds and experience (inclusive of gender, race and age) should be a consideration in Board succession planning and recruiting, consistent with nominating only the most qualified candidates for the Board who bring the required skills, competencies and fit to the boardroom. The Board remains committed to considering board candidate slates that are as diverse as possible and, to that end, requires that diversity be a central component of search criteria for director candidates.

Whenever the Governance and Nominating Committee concludes, based on the reviews or considerations described above or due to a vacancy, that a new nominee to our Board is required or advisable, it will consider recommendations from directors, management, shareholders and, if it deems appropriate, consultants retained for that purpose. It is the policy of the Governance and Nominating Committee to consider director candidates recommended by the Company’s shareholders and apply the same criteria in considering those director candidates that it employs in considering candidates proposed from any other source. Shareholders who wish to recommend an individual for nomination should send that person’s name and supporting information to the committee, in care of the Secretary of Apergy. Shareholders who wish to directly nominate an individual for election as a director, without going through the Governance and Nominating Committee must comply with the procedures in our by-laws discussed under “Shareholder Proposals and Nominations for the 2020 Annual Meeting.”

Compensation Committee

Gary P. Luquette        Meetings Held in 2018: 3
Committee Chair

Additional Committee Members: Mamatha Chamarthi and Daniel W. Rabun

Primary Responsibilities: The Compensation Committee is responsible for, among other matters:

•	Approving compensation of executive officers who report directly to the CEO;

•	Granting awards and approving payouts under the Company’s equity plans and its annual executive incentive plan;

•	Approving changes to the Company’s compensation plans;

•	Reviewing and recommending compensation for the Board;

•	Evaluating the relationship between the Company’s incentive compensation arrangements and its risk management policies and practices; and

•	Supervising the administration of the compensation plans.

The Compensation Committee, together with the independent directors of our Board, will approve the compensation of our CEO.

Independence:  Each member of the Compensation Committee qualifies as an independent director for compensation committee membership as defined by the rules of the NYSE and our Corporate Governance Guidelines. In addition, the members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

Compensation Committee Interlocks and Insider Participation: None of the members of the Compensation Committee has served as an officer or employee of the Company. Further, none of the Company’s executive officers has served as a member of the board of directors or compensation committee of any entity that had one or more of its executive officers serving on the Board or the Compensation Committee.

Item 1: Election of Directors

Our Board is currently divided into three approximately equal classes:

Class I Directors:	Mamatha Chamarthi Stephen M. Todd	Term expiring at 2019 annual meeting of shareholders
Class II Directors:	Gary P. Luquette Daniel W. Rabun	Term expiring at 2020 annual meeting of shareholders
Class III Directors:	Kenneth M. Fisher Sivasankaran Somasundaram Stephen K. Wagner	Term expiring at 2021 annual meeting of shareholders

The Board has nominated Mamatha Chamarthi and Stephen M. Todd for election at the Meeting to continue as Class I directors for a term expiring at our 2022 annual meeting of shareholders.
Directors elected to succeed Class II directors in 2020 will serve for a two-year term expiring at our 2022 annual meeting of shareholders, and directors elected to succeed Class III directors in 2021 will serve for a one-year term expiring at our 2022 annual meeting of shareholders. Beginning at our 2022 annual meeting, all of our directors will stand for election each year for annual terms and our Board will no longer be divided into three classes.
Each of our current directors joined the Board in connection with our spin-off from our former parent company in May 2018 and were selected by Dover. Messrs. Todd and Wagner also serve on the Board of Dover. None of the nominees nor any current Class II or Class III directors have been elected by our public shareholders. In recommending Ms. Chamarthi and Mr. Todd for re-election to the Board, the Governance and Nominating Committee considered their personal and professional ethics, integrity and values, expertise, skills and understanding of the Company’s business environment, diversity of viewpoints, background and experience, and preparation for and participation at Board and committee meetings. Please see “Governance and Nominating Committee – Qualification and Nominations of Directors” for additional information on the criteria and process the Governance and Nominating Committee considers in nominating candidates for election to the Board. A description of Ms. Chamarthi’s and Mr. Todd’s individual qualifications are included in their biographical information below.
The Board recommends that you vote FOR the election of both Ms. Chamarthi and Mr. Todd.
Each nominee has indicated approval of his or her nomination and his or her willingness to serve if elected. If any nominee for election becomes unavailable to serve as a director before the Meeting, an event which we do not anticipate, the persons named as proxies may vote for a substitute nominee or nominees as may be designated by our Board for election at the Meeting. Proxies cannot be voted for more than the number of nominees proposed for re-election. The two nominees receiving the highest number of votes cast will be elected as Class I directors.

Nominees for Director Standing for Election

Mamatha Chamarthi Director since May 9, 2018 Age 49
Ms. Chamarthi is the Senior Vice President and Chief Digital Officer of ZF Friedrichshafen AG, a German supplier of driveline and chassis technology (from August 2016 to present). She has also served as Senior Vice President, Chief Digital Officer and Chief Information Officer of ZF TRW Automotive Holdings Corporation (from April 2014 to August 2016), Vice President and Chief Information Officer of CMS Energy Corporation (from May 2010 to December 2013) and Senior IT Executive of Daimler Financial Services (from August 2007 to May 2010).
Ms. Chamarthi’s 20 years of domestic and global technology experience in the energy, financial services and automotive industries makes her a valuable resource for the Board. Ms. Chamarthi brings to the Board significant experience collaborating with boards of directors, including technology and audit committees, as an officer of ZF Friedrichshafen AG, ZF TRW Automotive Holdings, CMS Energy and Daimler Financial. Her innovative technology and transformation experience provide her with unique insights into the highly engineered technologies that Apergy provides to its customers.

Stephen M. Todd Director since May 9, 2018 Age 70
Mr. Todd is a former Global Vice Chairman (from 2003 to 2010) of Assurance Professional Practice of Ernst & Young Global Limited, London, UK, an assurance, tax, transaction and advisory services firm. Prior thereto, he served in various positions with Ernst & Young (since 1971). Mr. Todd is a member of the Board of Trustees and Chairman of the Audit Committee of PNC Funds (registered management investment companies). Mr. Todd is also a member of the Board of Directors and Chairman of the Audit Committee of Dover.
Mr. Todd’s experience in the accounting profession makes him a valuable resource for the Board. Mr. Todd brings to the Board significant financial experience in both domestic and international business following a 40-year career at Ernst & Young where he specialized in assurance and audit. Mr. Todd developed and directed Ernst & Young’s Global Capital Markets Centers, which provide accounting, regulatory, internal control and financial reporting services to multinational companies in connection with cross-border debt and equity securities transactions and acquisitions, making him well suited to advise the Board on capital allocation decisions, financing alternatives, and acquisition activities. His experience, especially his years as Global Vice Chairman of Ernst & Young Global Limited’s Assurance Professional Practice and as audit partner for several multinational companies, gives him unique insights into accounting and financial issues relevant to multinational companies like Apergy, and he brings the perspective of an outside auditor to the Board.

Continuing Directors with Terms Expiring in 2020

Gary P. Luquette Director since May 9, 2018 Age 63
Mr. Luquette previously served as President and Chief Executive Officer of Frank’s International N.V., a global provider of engineered tubular services to the oil and gas industry, from January 2015 to November 2016, following which he served as a special advisor to Frank’s International N.V. until his retirement in December 2016. Mr. Luquette also served as a member of Frank’s International N.V.’s Supervisory Board from November 2013 to May 2017. From 2006 to September 2013, Mr. Luquette served as President of Chevron North America Exploration and Production, a unit of Chevron Corporation. Mr. Luquette began his career with Chevron Corporation in 1978 and, prior to serving as President, held several other key exploration and production positions in Europe, California, Indonesia and Louisiana. Mr. Luquette has served as the non-executive Chairman of the Board of Directors of McDermott International, Inc., a global offshore engineering and procurement company, since May 2014, where he is currently a member of the Compensation Committee. He has also served on the Board of Directors of Southwestern Energy Company since 2017, where he is currently a member of the Health, Safety, Environment and Corporate Responsibility Committee.

Mr. Luquette brings a depth of business, industry and strategic planning experience to the Board, including his two years as President and Chief Executive Officer at Frank’s International N.V., his seven years as President of Chevron North America Exploration and Production, along with his holding several key exploration and production positions at Chevron. Mr. Luquette’s international experience also adds a valuable global perspective to the Board. Mr. Luquette’s extensive board committee participation, including his membership on the Compensation Committee at McDermott International, Inc. and Health, Safety, Environment and Corporate Responsibility Committee at Southwestern Energy Company, makes him well suited to advise the Board on various corporate governance matters.

Daniel W. Rabun Director since May 9, 2018 Age 64
From 2007 until his retirement in May 2015, Mr. Rabun served as the Chairman of Ensco plc, an offshore drilling services company, based in London. He retired as President and Chief Executive Officer of Ensco in June 2014, having held the office of Chief Executive Officer for more than seven years and President for more than eight years. From 1986 through 2005, prior to joining Ensco, Mr. Rabun was a partner with the international law firm of Baker & McKenzie LLP, where he provided legal advice to oil and gas companies. Mr. Rabun has served on the Board of Directors and as a member of the Audit Committee of Golar LNG Ltd. since February 2015 and served as the non-executive Chairman from September 2015 to September 2017. He has also served on the Board of Directors of Apache Corporation since May 2015, where he is currently a member of the Corporate Governance and Nominating Committee and the Management Development and Compensation Committee. During 2012, he served as Chairman of the International Association of Drilling Contractors. Mr. Rabun has also been a certified public accountant since 1976.

Mr. Rabun brings a variety of experiences to the Board, including service as Chairman of the Board, President, and Chief Executive Officer of Ensco. During Mr. Rabun’s term at Ensco, Ensco drilled some of the most complex wells for super majors, national oil companies, and independent operators in nearly every strategic oil and gas area in the world. Mr. Rabun’s legal expertise gathered over many years at Baker & McKenzie LLP, accounting knowledge gained from having been a certified public accountant since 1976, along with his board committee experience as both an Audit Committee and Management Development and Compensation Committee member, provides substantial value to the Board. Mr. Rabun’s international experience, global perspective, experience with strategic acquisitions, and financial acumen from having served a total of more than eight years as the business head of a public company, assists the Board in the assessment and management of risks faced by oil and gas companies.

Continuing Directors with Terms Expiring in 2021

Kenneth M. Fisher Director since April 26, 2018 Age 57
Since April 2014, Mr. Fisher has served as Executive Vice President and Chief Financial Officer of Noble Energy, Inc., an oil and natural gas exploration and production company, and was their Senior Vice President and Chief Financial Officer from November 2009 to April 2014. Before joining Noble Energy, Mr. Fisher served in a number of senior leadership roles at Shell from 2002 to 2009, including as Executive Vice President of Finance for Upstream Americas, Director of Strategy & Business Development for Royal Dutch Shell plc in The Hague, Executive Vice President of Strategy and Portfolio for Global Downstream in London, and Chief Financial Officer of Shell Oil Products U.S. responsible for U.S. downstream finance operations, including Shell Pipeline Company. Prior to joining Shell in 2002, Mr. Fisher held senior finance positions within business units of General Electric Company. Mr. Fisher has served as the Chairman of the Board of Directors of the general partner of Noble Midstream Partners LP since October 2015. He also served on the Board of Directors of the general partner of CONE Midstream Partners LP from May 2014 to December 2017.

Mr. Fisher’s 33 years of business, strategy, mergers and acquisitions, and extensive financial management experience, along with his significant experience in the oil and gas industry, make him a valuable resource for the Board. His six senior finance leadership roles with Noble Energy, Shell and GE, including his years as the Chief Financial Officer of Noble Energy, make him well suited to advise the Board on financial, auditing and finance-related corporate governance matters.

Sivasankaran (“Soma”) Somasundaram Director since April 18, 2018 Age 53
Mr. Somasundaram serves as Apergy’s President and Chief Executive Officer and is a member of the Board. Mr. Somasundaram previously served as a Vice President of Dover and as President and Chief Executive Officer of Dover Energy, in which capacity he acted from August 2013 until the spin-off. Previously, Mr. Somasundaram served as Executive Vice President (from November 2011 to August 2013) of Dover Energy, Executive Vice President (from January 2010 to November 2011) of Dover Fluid Management, President (from January 2008 to December 2009) of Dover’s Fluid Solutions Platform, President (from June 2006 to December 2007) of Dover’s Gas Equipment Group, and President (from March 2004 to May 2006) of Dover’s RPA Process Technologies. Prior to joining Dover, Mr. Somasundaram served in various global leadership roles at GL&V Inc. and Baker Hughes Inc. Mr. Somasundaram received a B.S. in Mechanical Engineering from Anna University and a M.S. in Industrial Engineering from University of Oklahoma.

Mr. Somasundaram’s strong international business background, having lived and worked in India, Germany, Singapore and Australia, deep operational insights and financial acumen from having served more than four years as President and Chief Executive Officer of Dover Energy, a segment of Dover, a public company, and years of experience in the energy industry makes him a valuable resource for the Board. Mr. Somasundaram’s technical experience developed during his time in a number of positions in businesses that serve the energy, chemical, mining, sanitary and other process industries, including RPA Process Technologies and Baker Hughes, along with his degrees in both Industrial and Mechanical Engineering, provide him with unique insights into the highly engineered technologies that Apergy provides to its customers.

Stephen K. Wagner Director since May 9, 2018 Age 71
From 2009 to 2011, Mr. Wagner was the Senior Advisor, Center for Corporate Governance of Deloitte & Touche LLP. Prior to that role, he served in various positions with Deloitte & Touche LLP, which included Managing Partner, Center for Corporate Governance from 2005 to 2009, Deputy Managing Partner, Innovation, Audit and Enterprise Risk, in the United States from 2002 to 2007 and Co-Leader, Sarbanes-Oxley Services from 2002 to 2005. Mr. Wagner’s more than 30 years of experience in accounting make him a valuable resource for the Board.
Mr. Wagner’s work with the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxely”) and other corporate governance regulations makes him well-suited to advise the Board on financial, auditing and finance-related corporate governance matters as well as risk management. Mr. Wagner brings to the Board an outside auditor’s perspective on matters involving audit committee procedures, internal control and accounting and financial reporting matters.

Summary of Director Qualifications and Experience
The following table illustrates the breadth and variety of business and other experience that each of our directors brings to Apergy.

Knowledge/ Skill/ Experience	Ms. Chamarthi	Mr. Fisher	Mr. Luquette	Mr. Rabun	Mr. Somasundaram	Mr. Todd	Mr. Wagner
Environmental, Health & Safety			✓	✓	✓
Financial Reporting/Accounting Experience		✓		✓		✓	✓
Corporate Governance & Responsibility	✓	✓	✓	✓	✓	✓	✓
Public Company Leadership	✓	✓	✓	✓	✓
Strategic Planning	✓	✓	✓	✓	✓	✓	✓
Global Experience	✓	✓	✓	✓	✓	✓	✓
Energy Industry Experience		✓	✓	✓	✓
Legal & Regulatory Compliance	✓			✓
Risk Management		✓	✓	✓	✓	✓	✓
Technology & Innovation	✓				✓		✓
Value Creation	✓	✓	✓	✓	✓	✓	✓

Director Compensation

We use a combination of cash and stock-based incentives to attract and retain qualified candidates to serve on the Board. In setting director compensation, we consider the significant amount of time that directors expend to fulfill their duties, the skill level required of the members of the Board and competitive practices among peer companies. Employee directors do not receive additional compensation for their service on the Board. If a director serves for less than a full calendar year, the compensation to be paid to that director may be prorated as deemed appropriate by the Compensation Committee.

To further align the interests of the independent directors of the Board with the Company’s shareholders, the Board has adopted stock ownership guidelines for the non-employee directors. Under the guidelines, each non-employee director is expected to own Company common stock with a value at least equal to five times the base annual cash compensation paid to such director during the period he or she serves as a director, not including any additional cash compensation paid to chairs of the Board or committees. Non-employee directors are expected to meet these requirements within five years after the date of their election or appointment to the Board. Each of our directors are within the five-year transition period for meeting these requirements.

For 2018, non-employee director compensation was set as follows:

•	An annual retainer of $225,000, payable $112,500 in cash and $112,500 in stock-based awards;

•	Chairman of the Board – additional retainer of $75,000, payable in cash; and

•	Committee Chairs – additional retainer of $15,000 for the Audit Committee Chair and $10,000 for the Chairs of the Compensation Committee and the Governance and Nominating Committee, payable in cash.

Non-employee director compensation for 2018 was pro-rated for the period of time from the date of the spin-off to December 31, 2018.

In addition, in May 2018, the Compensation Committee approved a one-time equity grant to Mr. Rabun in recognition and anticipation of his substantial responsibilities as Chairman of our Board during the first year following our spin-off. The grant was for 2,525 restricted stock units (“RSUs”) vesting ratably over three years.

Non-employee directors are also reimbursed for all reasonable travel and out-of-pocket expenses associated with attending Board and committee meetings and continuing education seminars.

2018 Director Compensation Table

The following table shows information regarding the compensation earned or paid during 2018 to non-employee directors who served on the Board during the year. The compensation paid to Mr. Somasundaram is shown in the table entitled 2018 Summary Compensation Table and the related tables. Mr. Somasundaram does not receive any additional compensation for his service as a member of the Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Daniel W. Rabun	121,747	184,601	306,348
Mamatha Chamarthi	73,048	73,753	146,801
Kenneth M. Fisher	82,788	73,753	156,541
Gary P. Luquette	79,541	73,753	153,294
Stephen M. Todd	73,048	73,753	146,801
Stephen K. Wagner	79,541	73,753	153,294

(1)
For Mr. Rabun, the amount reflects a total of 4,539 RSUs, 2,525 of which were granted May 17, 2018 and vest ratably over three years, subject to his continued service on the Board, and 2,014 of which immediately vested upon grant on November 15, 2018. For all other directors, amount reflects 2,014 RSUs which immediately vested upon grant on November 15, 2018. For a description of Mr. Somasundaram’s compensation in 2018, see the 2018 Summary Compensation Table and Grants of Plan-Based Awards in 2018 Table.

In accordance with SEC rules, the amounts shown reflect the aggregate grant date fair value of the RSUs, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”), disregarding the estimate of forfeitures related to service-based vesting conditions. The grant date fair value is measured based on the closing price of our common stock on the date of grant. See Note 17 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 for a discussion of the assumption used in determining the FASB ASC Topic 718 grant date fair value of these awards.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information regarding the beneficial ownership, as of March 11, 2019 (except as otherwise noted), of our common stock by:

•	Each director and each of our named executive officers shown in 2018 Summary Compensation Table (the “NEOs”);

•	All of our directors and executive officers as a group, including the NEOs; and

•	Each person known to us to own beneficially 5% or more of our outstanding common stock.

The beneficial ownership set forth in the table is determined in accordance with the rules of the SEC. The percentage of beneficial ownership is based on 77,362,694 shares of common stock outstanding on March 11, 2019. In computing the number of shares beneficially owned by any shareholder and the percentage ownership of such shareholder, shares of common stock subject to stock-settled stock appreciation rights (“SSARs”) held by that person that are currently exercisable or exercisable within 60 days of March 11, 2019, and restricted stock units subject only to time-based vesting have been included. Such shares, however, are not deemed to be outstanding for purposes of computing the percentage ownership of any other person.

Name of Beneficial Owner(1)	Shares of Apergy’s Common Stock Beneficially Owned	% of Class
Directors (except Mr. Somasundaram):
Daniel W. Rabun	4,539	*
Mamatha Chamarthi	2,014	*
Kenneth M. Fisher	5,014	*
Gary P. Luquette	2,014	*
Stephen M. Todd	6,003	*
Stephen K. Wagner	4,003	*

NEOs:
Sivasankaran Somasundaram(2)	294,299	*
Jay A. Nutt	43,421	*
Julia Wright	27,675	*
Paul E. Mahoney(3)	107,916	*
Rob Galloway(4)	34,167	*
Directors and executive officers as a group (14 persons)(5)	595,926	*

5% Shareholders:
The Vanguard Group Inc.(6) 100 Vanguard Blvd. Malvern, PA 19355	7,030,897	9.09%
BlackRock, Inc.(7) 55 East 52nd Street New York, NY 10055	7,007,970	9.06%
Boston Partners(8) One Beacon Street, 30th Floor Boston, MA 02108	5,884,010	7.61%
*		Less than 1% of Apergy’s outstanding common stock.

(1)	The address for each of the directors and NEOs is c/o Apergy Corporation, 2445 Technology Forest Boulevard, Building 4, 12th Floor, The Woodlands, Texas 77381.
(2)	Includes 12,967 shares held in a limited partnership of which Mr. Somasundaram is a partner and 89,264 shares exercisable under an outstanding SSAR award.
(3)	Includes 67,921 shares exercisable under outstanding SSAR awards.
(4)	Includes 14,606 shares exercisable under an outstanding SSAR award.
(5)	Includes 182,630 shares exercisable under outstanding SSAR awards.
(6)
Based solely on Schedule 13G filed February 11, 2019. The Vanguard Group and certain of its affiliates have sole voting power with respect to 37,197 shares, shared voting power with respect to 9,400 shares, sole dispositive power with respect to 6,991,688 shares and shared dispositive power with respect to 39,209 shares.

(7)
Based solely on Schedule 13G filed February 8, 2019. BlackRock, Inc. and certain of its affiliates have sole voting power with respect to 6,631,409 shares and sole dispositive power with respect to 7,007,970 shares.

(8)
Based solely on Schedule 13G filed February 14, 2019. Boston Partners and certain of its affiliates have sole voting power with respect to 5,331,942 shares, shared voting power with respect to 11,660 shares, and sole dispositive power with respect to 5,884,010 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors and certain of our officers file reports of ownership and changes of ownership of our common stock with the SEC. Based solely on our review of the copies of these reports and on information provided by the reporting persons, we believe that during the year ended December 31, 2018 all of our directors and officers who are subject to Section 16 complied with all applicable filing requirements.

Certain Relationships and Related Party Transactions

Prior to the spin-off, Dover was our sole shareholder. In connection with the spin-off, and while Dover was our sole shareholder, we entered into several agreements with them to effect the spin-off and provide a framework for our relationship with Dover after the spin-off, as described below. Dover ceased to be one of our shareholders upon completion of the spin-off.
Separation and Distribution Agreement. We entered into a Separation and Distribution Agreement with Dover on May 9, 2018, which governs the overall terms of our separation from Dover. Generally, the Separation and Distribution Agreement sets forth the agreements between us and Dover regarding the principal actions needed to be taken in connection with our separation from Dover, including the distribution of our common stock by Dover to its shareholders. The Separation and Distribution Agreement also determined which assets and liabilities we would take and which assets and liabilities Dover would retain. The Separation and Distribution Agreement also set forth other agreements that govern certain aspects of Dover’s ongoing relationship with us following the separation, and contains terms governing the allocation of legal claims and liabilities, the release of claims between us and Dover, and the indemnification obligations following the separation.
Transition Services Agreement. We entered into a Transition Services Agreement (“TSA”) with Dover on May 9, 2018, to provide for our orderly transition to being an independent company. Under the TSA, Dover agreed to provide us with various services, including information technology services, and we agreed to provide Dover with various services, if requested. The TSA was terminated on January 31, 2019, as we no longer required Dover to provide us with the services under the TSA. Dover did not request that we provide them with any services during the term of the TSA.
Tax Matters Agreement. We entered into a Tax Matters Agreement with Dover on May 9, 2018, which governs the parties’ respective rights, responsibilities and obligations with respect to taxes, tax attributes, tax refunds, the preparation and filing of tax returns, the control of audits and other tax proceedings and assistance and cooperation in respect of tax matters. Furthermore, the Tax Matters Agreement imposed certain restrictions on us and our subsidiaries that are designed to preserve the tax-free status of the distribution and certain related transactions.
Employee Matters Agreement. We entered into an Employee Matters Agreement with Dover on May 9, 2018, which allocated between the parties the assets, liabilities and responsibilities relating to employee compensation and benefit plans and programs and other related matters in connection with the spin-off, including the treatment of outstanding incentive awards and certain retirement and welfare benefit obligations, both inside and outside of the United States.

Item 2:    Ratify Appointment of Independent Registered Public Accounting Firm

The Audit Committee is responsible for the appointment, compensation, retention, oversight of the work, and evaluation of the independent registered public accountants retained to audit our financial statements. The Audit Committee has approved the selection of PwC as our independent registered public accounting firm to audit the annual accounts of Apergy and its subsidiaries for 2019. Representatives of PwC are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

Although shareholder ratification of PwC’s appointment is not required by our by-laws or otherwise, our Board is submitting the ratification of PwC’s appointment for 2019 to our shareholders as a matter of good corporate governance. If shareholders do not ratify the appointment of PwC, the Audit Committee will reconsider whether or not to retain PwC as Apergy’s independent registered public accounting firm for 2019, but will not be obligated to terminate the appointment. Even if shareholders ratify the appointment of PwC, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in Apergy’s interests.

The Board and the Audit Committee recommend that you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2019.

Audit Committee Report

The Audit Committee oversees the Company’s accounting and financial reporting processes and the audit of its financial statements, including the performance and compensation of the Company’s independent auditors. Management has the primary responsibility for the financial statements and the financial reporting processes, including the systems of internal controls and disclosure controls and procedures. In 2018, in fulfilling these responsibilities, among other things the Audit Committee:

•	Met with senior members of the Company’s financial management team at each meeting;

•
Held private sessions, during regularly scheduled meetings, with the Company’s Chief Financial Officer and head of the Company’s internal audit function, providing an opportunity for candid discussions regarding financial management, accounting, auditing, and internal control matters;

•
Reviewed and discussed with management the Company’s earnings releases and financial results for each quarterly period and for the fiscal year as set out in the Company’s Form 10-Qs and Form 10-K prior to filing with the SEC;

•
Discussed with the Company’s financial management the plans and processes for implementation of ASC Topic 842 on Lease Accounting, and the anticipated impact of the new standard on the controls and financial statements of the Company;

•	Reviewed and discussed with senior management financial risk exposures and plans for mitigation and remediation of any internal control deficiencies;

•	Received reports from the General Counsel on compliance matters and reviewed the effectiveness of the Company’s compliance program; and

•	Reviewed the Company’s internal audit plan.

In addition to the responsibilities described above, the Audit Committee oversees the audits of the Company’s financial statements and the independence, qualifications, and performance of the independent auditors. In fulfilling its oversight responsibilities for the fiscal year ended December 31, 2018, among other things, the Audit Committee reviewed and discussed with PwC, the Company’s independent auditors, as well as senior members of the Company’s financial management team, the overall audit scope and plan, the results of the external audit, the quality of the Company’s financial reporting, and the effectiveness of the Company’s disclosure controls and procedures. The Committee also discussed with PwC the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, and Rule 2-07, Communication with Audit Committees, of Regulation S-X. In addition, the Committee has received the written disclosures and the letter from PwC required by the applicable requirement of the Public Company Accounting Oversight Board regarding PwC’s independence and has discussed with PwC its independence from the Company and its management. The Committee considered whether the provision of non-audit services by PwC to the Company is compatible with maintaining the independence of PwC, and concluded that the independence of PwC was not compromised by the provision of such services. Additionally, the Committee pre-approved all audit and non-audit services provided to the Company by PwC.

Based on its review of the financial statements and the aforementioned discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the full Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Respectfully submitted by the Audit Committee,
Kenneth M. Fisher, Chair
Stephen M. Todd
Stephen K. Wagner

February 20, 2019

Fees Paid to PricewaterhouseCoopers LLP

PwC began serving as our independent registered public accounting firm in 2017. We incurred the following fees for services performed by PwC for the years indicated. All PwC services for 2017 and 2018 were approved in advance by our Audit Committee (or, prior to the spin-off, by Dover’s audit committee) in accordance with the pre-approval policies described below.

Type of Fee	Year Ended December 31, 2017 ($)	Year Ended December 31, 2018 ($)
Audit Fees (1)	4,326,500	2,577,704
Tax Fees (2)	52,000	21,580
All Other Fees (3)	--	7,903

(1)
The audit fees for the years ended December 31, 2017 and 2018 were for professional services rendered for the audits of the consolidated financial statements of Apergy and include statutory audits, reviews of the quarterly consolidated financial statements of Apergy, review of registration statement and other documents filed with the SEC and accounting consultations.

(2)	Tax fees were for professional services rendered with respect to tax compliance matters.
(3)	Other fees include licensing fees for access to technical accounting literature.

Pre-Approval of Services Provided by Independent Registered Public Accounting Firm

Consistent with its charter and applicable SEC rules, our Audit Committee pre-approves all audit and permissible non-audit services provided by PwC to us and our subsidiaries. With respect to certain services which PwC has customarily provided, the Audit Committee has adopted specific pre-approval policies and procedures, which the Audit Committee reviews at least annually. In developing these policies and procedures, the Audit Committee considered the need to ensure the independence of PwC while recognizing that, in certain situations, PwC may possess the expertise and be in the best position to advise us and our subsidiaries on issues and matters other than accounting and auditing.

The policies and procedures adopted by the Audit Committee require pre-approval by the Audit Committee of audit-related and certain non-audit-related tax and other routine and recurring services that are proposed to be performed by the independent auditor. The pre-approval of such services by the Audit Committee is effective for a fiscal year, specific as to a particular service or category of services and is subject to a limitation on fees. In addition, pre-approved services which are expected to exceed the limitation on fees require separate, specific pre-approval. For each proposed service, the independent auditor and management are required to provide information regarding the engagement to the Audit Committee at the time of approval. In evaluating whether to approve such services, the Audit Committee considers whether each service is compliant with the SEC’s rules and regulations on auditor independence.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides a detailed description of our compensation philosophy, objectives, policies, and practices in place during 2018, and explains the factors considered by the Compensation Committee of our Board (our “Compensation Committee” or the “Committee”) in making compensation decisions during 2018. This Compensation Discussion and Analysis focuses on the compensation of our NEOs for 2018, namely:

Name	Title
Sivasankaran (“Soma”) Somasundaram	President & Chief Executive Officer
Jay A. Nutt	Senior Vice President & Chief Financial Officer
Julia Wright	Senior Vice President, General Counsel and Secretary
Paul E. Mahoney	President, Production & Automation Technologies
Rob Galloway	President, Drilling Technologies
Compensation Principles and Best Practices

The Compensation Committee is committed to targeting reasonable and competitive total compensation for our NEOs, with a significant portion of that compensation being performance based. Our compensation program is designed to align with and drive achievement of our business strategies and provide competitive opportunities. Accordingly, we believe our compensation philosophy supports our vision of unlocking energy and improving lives. The Compensation Committee designs our compensation program with the following objectives in mind:

•	Ensure executive compensation drives behaviors and actions consistent with shareholder interests, prudent risk-taking and a long-term perspective;

•
Ensure executive compensation allows us to attract, retain, motivate and reward high-performing executive talent. We target reasonable and competitive compensation, and aim to align our compensation with market median levels;

•
Differentiate based on performance relative to targets, peers and market conditions, with a significant portion of compensation tied to the achievement of annual and long-term goals that promote shareholder value creation; and

•	Emphasize Apergy stock ownership by requiring stock ownership levels for executives.

We do not provide perquisites to our NEOs. Management and the Compensation Committee believe that providing significant perquisites to executive officers would not be consistent with our overall compensation philosophy. As a result, we do not provide our NEOs with social or health club memberships, company cars or allowances, financial counseling, or any other perquisites. Our NEOs participate in the same group benefit programs as we provide to our other employees in the United States, and on the same terms.

As part of our compensation review process, during 2018, our CEO made recommendations to the Compensation Committee regarding the compensation and incentives for our NEOs other than himself. In doing so, he:

•	Recommended performance measures, target goals and award schedules for short-term and long-term incentive awards, and reviewed performance goals for consistency with our projected business plan;

•	Reviewed competitive market data for executive positions; and

•	Developed specific recommendations regarding the amount and form of equity compensation to be awarded to our NEOs.

Based on the CEO’s recommendations and in concert with him, our Compensation Committee’s role is to annually review and approve the compensation and incentive awards for our NEOs. In addition, the Committee regularly reviews the components of our compensation program to ensure they continue to align with the above objectives and that the program is administered in a manner consistent with established compensation policies.

The following is a summary of our compensation policies and practices in place during 2018 for our NEOs:

Pay for Performance	A majority of the compensation for our NEOs is performance based and is paid based on the achievement of absolute and relative performance goals.
Share Ownership Guidelines	Subject to a five-year transition period, each of our NEOs must hold the equivalent in value of three times (or five times in the case of the CEO) their base salary.
Clawback Policy
We can recover performance-based compensation, both cash and equity, paid to executives but subsequently determined not to have been earned because financial results are restated, if the restatement is caused by the executive’s fraud, intentional misconduct, or gross negligence. Our clawback policy has a three-year lookback.

No Pledging	No officers may pledge Company stock, subject to limited exceptions.
No Hedging	No officers may hedge Company stock.
Double-Trigger
Our executive severance policy requires a double-trigger for a change-in-control termination (i.e., the occurrence of both a change-in-control and a qualifying termination of employment within 18 months following the change-in-control event) in order for an executive to receive change-in-control benefits.

Independent Compensation Committee and Compensation Consultant
Only independent directors serve on the Compensation Committee. Additionally, the Compensation Committee engages an independent compensation consultant and meets with the consultant in executive sessions.

Peer Group Comparison
We compare our NEOs’ total compensation to a peer group for market comparable data. We will evaluate that peer group annually to ensure that it remains appropriate and add or remove peers when warranted.

No Automatic Base Salary Increases	Our NEOs’ base salaries are reviewed annually and are not automatically increased each year.
No Employment Agreements	We do not enter into employment agreements with any NEO.
No Tax Gross-Ups	No excise tax gross-ups are provided to any NEO.
No Perquisites	We do not provide perquisites to NEOs, nor do we own or operate any corporate aircraft.

We encourage you to read the following detailed discussion and analysis of our executive compensation program, including the tables that follow the Compensation Discussion and Analysis.

Summary of 2018 Compensation to Named Executive Officers

The table below reflects target annual compensation and is not intended to replace the more detailed information provided in the 2018 Summary Compensation Table.

	2018 Base Salary	Target 2018 Short-Term Incentive	Target 2018 Annual Long-Term Performance Incentives(1)		Founder Share Awards(1)(2)	Total Target Amount
			Restricted Stock Unit Awards	Performance Share Award Target Dollar Amount
Mr. Somasundaram	$725,000	$725,000	$1,450,000	$1,450,000	$3,625,000	$7,975,000
Mr. Nutt	$475,000	$332,500	$350,000	$350,000	$1,000,000	$2,507,500
Ms. Wright	$360,000	$216,000	$225,000	$225,000	$600,000	$1,626,000
Mr. Mahoney	$425,000	$255,000	$250,000	$250,000	$700,000	$1,880,000
Mr. Galloway	$345,000	$172,500	$162,500	$162,500	$365,000	$1,207,500

(1)
The number of shares underlying these awards was determined by reference to the average closing price per share of Apergy’s common stock on the five trading days immediately preceding the date of grant. These values may differ from those found in the compensation tables below, which are required to use an accounting value as of the date of grant or as of December 31, 2018, as the case may be. Neither the values shown in the table above nor the accounting values within the tables that follow this Compensation Discussion and Analysis reflect settlement values, which may be impacted by the price of our common stock, terminations of employment, or change-in-control events, and will not be known until actual settlement occurs, if any.

(2)	Our NEOs received one-time grants of founder shares in 2018 in connection with the spin-off, which are described further below.

Performance-Based Compensation

A significant portion of our NEOs’ target annual compensation in 2018 was performance-based compensation. The charts on the following page show the percentage of our CEO’s and other NEOs’ 2018 total target annual compensation that is performance-based compensation and the percentage that is not performance-based compensation. The charts reflect target annual compensation and are not intended to replace the more detailed information provided in the 2018 Summary Compensation Table. The charts do not include the founder share awards in 2018, which were one-time grants in connection with the spin-off and are not indicative of recurring annual compensation.
Elements of Our Executive Compensation Program

Our executive compensation program has been designed to ensure that Apergy is able to attract and retain appropriate executives for applicable positions and that our compensation plans support Apergy’s strategies, focus efforts, help achieve business success, and align with our shareholders’ interests. There is no pre-established formula for the allocation between cash and non-cash compensation or short-term and long-term compensation. Instead, each year our Compensation Committee determines, in its discretion and business judgment, the appropriate level and mix of cash and non-cash compensation and short-term and long-term incentive compensation for our NEOs to reward near-term performance and to encourage commitment to our long-range strategic business goals. To determine the appropriate combination of elements, we consider our philosophy to condition the majority of NEO compensation on Company performance.

As illustrated in the charts below, our 2018 executive compensation program consisted of the following core elements (at target): base salary, short-term incentives (annual), and long-term incentives (service-based and performance-based). The charts are not intended to replace the more detailed information provided in the 2018 Summary Compensation Table. The charts do not include the one-time founder share grants as they were awarded in connection with the spin-off and are not considered a core element of our annual compensation program.

Compensation Element	Objective	Key Features	Performance-Based
Base Salary	Provides regular income at reasonable, competitive levels, reflecting scope of responsibilities, job characteristics, leadership skills and experience	Reviewed annually and subject to adjustment based on individual performance, experience, leadership and market factors.	No, but increases are not guaranteed.
Annual Cash Incentive	Rewards contributions to the achievement of annual targets and individual performance; focuses attention on key operational, functional and financial measures	Compensation Committee establishes performance measures to align performance relative to goals, ultimately driving shareholder value.	Yes, pays out based on achievement of measurable pre-established goals.
Long-Term Incentive Plan - Performance Share Units	Correlates pay with increases in shareholder value both in absolute and relative terms over the long term.
In periods of poor performance relative to industry peers, executives realize little or no value; in periods of strong performance relative to peers, executives may realize substantial value.

Three-year cliff vesting.
Yes, value increases or decreases in correlation to share price, and pays out only based on relative and absolute shareholder return; may not be earned depending on shareholder return.
Long-Term Incentive Plan – Restricted Stock Units	Incentivizes management contributions to long-term increases in shareholder value; helps to retain executives in the competitive energy market.	Paid in equity, and value is realized based on future share price; provides a direct correlation of realized pay to changes in shareholder value. Vests ratably over three years.	Yes, value increases or decreases in correlation to share price.

In addition, in connection with the spin-off in 2018, our NEOs were granted founder share awards. These awards were one-time grants and are not an element of our annual compensation program.

Compensation Element	Objective	Key Features	Performance-Based
Long-Term Incentive Plan – Founder Shares
To reflect increased responsibility post-spin, recognizes significant additional work required for a successful spin-off, and provides a significant time-based retention feature to ensure continuity for a period post-spin-off.
		Restricted stock units that vest ratably over four years, providing a long-term correlation to changes in shareholder return.	Yes, value increases or decreases in correlation to share price.

In addition to the elements outlined above, our 2018 executive compensation program included the following supplemental benefits: severance and change-in-control protection and other generally available benefits, which are not reflected in the circle charts above. Each element of our executive compensation program is described below.

Base Salary

We pay our NEOs market-competitive base salaries for the skills and experience necessary to meet the requirements of each NEO’s role. To determine the salaries for our NEOs, our Compensation Committee considered market comparisons, as well as the following factors:

•	experience in current role and equitable compensation relationships among our executives;

•	performance and leadership; and

•	external factors involving competitive positioning, general economic conditions, and marketplace compensation trends.

No specific formula is applied to determine the weight of each factor, and the factors are considered by our Compensation Committee in its discretion. Salary reviews are conducted annually in which individual performance is evaluated; however, individual salaries are not necessarily adjusted each year. Our Compensation Committee generally establishes base salaries at competitive levels, with reference to pay levels of comparable positions in the Peer Group at the 25th, 50th and 75th percentiles, and consideration for the factors identified above. More information about our Peer Group is described below on page 40.
Short-Term Incentive (Annual)
Our Compensation Committee established the Executive Officer Annual Incentive Plan (the “EAIP”) to reward NEOs for achieving targeted financial results which correlate to value creation for our shareholders and to provide a means to link cash compensation to Apergy’s short-term performance. We provide short-term incentives to motivate and reward achievement of, and performance in excess of, Apergy’s annual goals.
In May 2018, at the time of the spin-off, our Compensation Committee met to determine the 2018 target awards as a percentage of base salary for our NEOs under the EAIP. The target awards among our NEOs were generally set to be competitive with the median target awards of similar positions within our Peer Group as provided below. The short-term incentive award opportunities were based on a percentage of base salary assuming attainment of specified threshold, target, and maximum levels of each performance measure, as described in more detail below.

The target EAIP awards for our NEOs, as a percentage of base salary, are shown below. Payouts range from 0%-200% based on the percentage achievement of each performance measure.

Name	2018 Target EAIP Award % of Base Salary
Mr. Somasundaram	100%
Mr. Nutt	70%
Ms. Wright	60%
Mr. Mahoney	60%
Mr. Galloway	50%

Our Compensation Committee also established the terms of awards under our EAIP for 2018, including the financial metrics and goals for each award in May 2018. As a consequence of the spin-off occurring on May 9, 2018, the Committee determined that for 2018:

•
For Messrs. Somasundaram, Mahoney and Galloway, who had been employed by Dover prior to the spin-off, 25% of their EAIP would be a continuation of Dover’s EAIP structure, and 75% of their EAIP would be based on the new Apergy EAIP structure; and

•	For Mr. Nutt and Ms. Wright, who joined Apergy in anticipation of and in connection with the spin-off, 100% of their EAIP would be based on the new Apergy EAIP structure.
The Dover EAIP structure, under which 25% of the EAIP for Messrs. Somasundaram, Mahoney and Galloway was determined, is as follows:

Mr. Somasundaram
60%	Apergy Financial Performance	40%	Revenue
		60%	Adjusted EBITDA
40%	Strategic Measures	10%	Safety
		20%	Working Capital
		10%	Productivity
		20%	Pre-Tax Free Cash Flow
		40%	Strategic Initiatives

Mr. Mahoney
10%	Apergy Financial Performance	40%	Revenue
		60%	Adjusted EBITDA
50%	Production & Automation Technologies Segment Performance	40%	Revenue
		60%	Adjusted EBITDA
40%	Strategic Measures	20%	Business Unit Safety
		25%	Business Unit Working Capital
		25%	Business Unit Productivity
		30%	Business Unit Pre-Tax Free Cash Flow

Mr. Galloway
10%	Apergy Financial Performance	40%	Revenue
		60%	Adjusted EBITDA
50%	Drilling Technologies Segment Performance	Business Unit Profit Sharing Arrangement
40%	Strategic Measures	20%	Business Unit Safety
		25%	Business Unit Working Capital
		25%	Business Unit Productivity
		30%	Business Unit Pre-Tax Free Cash Flow

All eligible employees of our Drilling Technologies segment, including Mr. Galloway, participate in the Drilling Technologies profit sharing arrangement comprised of a profit sharing bonus pool and a profit sharing 401(k) plan contribution. Each month, 7.2% of Drilling Technologies’ earnings before interest and taxes is accrued for the bonus pool. Each eligible employee’s portion of the bonus pool is determined by dividing that employee’s trailing three-year income by the aggregate of all eligible employees’ three-year trailing income, multiplied by the amount of the bonus pool. The performance measures for business unit performance for the first quarter of 2018 and for business segment performance for the second through fourth quarters of 2018 for Mr. Galloway are represented by his Drilling Technologies profit sharing bonus amount. Mr. Galloway’s profit sharing 401(k) plan contribution is included in the “All Other Compensation” column in the 2018 Summary Compensation Table and described in the footnotes following that table.
The Compensation Committee designed Apergy’s EAIP structure for the NEOs with 80% weighting on financial and quantitative targets and 20% weighting on personal performance, with metrics aligned with our corporate objectives and designed to ensure a balanced view of Company performance. The financial and quantitative measures for Apergy’s EAIP structure are as follows:

Financial and Quantitative Metrics
Messrs. Somasundaram and Nutt and Ms. Wright	Apergy Consolidated Performance	30%	Free Cash Flow
		30%	Adjusted EBITDA
		10%	Safety
		10%	Productivity

Mr. Mahoney	Apergy Consolidated Performance	12.5%	Free Cash Flow
		12.5%	Adjusted EBITDA
	Segment Performance	17.5%	Free Cash Flow
		17.5%	Adjusted EBITDA
		10%	Safety
		10%	Productivity

Mr. Galloway	Apergy Consolidated Performance	12.5%	Free Cash Flow
		12.5%	Adjusted EBITDA
	Segment Performance	35%	Segment Profit Sharing Arrangement
		10%	Safety
		10%	Productivity

The Safety and Productivity measures used to determine results for Messrs. Somasundaram and Nutt and Ms. Wright is the consolidated Safety and Productivity results for Apergy, the measures used to determine results for Mr. Mahoney are the Safety and Productivity results of the Production & Automation Technologies segment, excluding our digital solutions businesses, and the measures used to determine results for Mr. Galloway are the Safety and Productivity results of the Drilling Technologies segment.
The Compensation Committee used the following performance metrics in the design of Apergy’s EAIP structure to ensure a balanced view of Company performance:

Free Cash Flow
Defined as net cash provided by operating activities less capital expenditures and reflects the Company objectives to generate positive cash flow for debt reduction and to support the Company’s strategic objectives.

Adjusted EBITDA
Defined as total earnings before interest, taxes, depreciation and amortization expense, separation and supplemental benefit costs associated with the spin-off, royalty expense payable to our former parent and incurred only prior to the spin-off, and restructuring and other related charges.

Adjusted EBITDA is a key performance metric for the Company and allows our shareholders to compare our operating performance across periods by excluding items that do not reflect the core ongoing operating results of our businesses.

Safety
Measures the total recordable incident rate. The Compensation Committee increased the weighting of this metric for the second through fourth quarters to set the “tone from the top” in emphasizing the importance of the Company’s Journey to Zero safety objective.

Productivity
Dollars identified as saved as a result of productivity initiatives taken throughout the year and measured as a percentage of the cost of goods sold; incentivizes management to increase productivity which correlates to increased shareholder value over time.

Strategic Initiatives	Allows the Company to incentivize individual performance by rewarding individual contributions to the Company’s key strategy focus areas.

While the EAIP awards for NEOs are determined primarily based on predetermined formulaic financial metrics aligned with the Company’s strategic and financial goals, an executive’s individual performance or specific function and functional objectives are also taken into account when the Committee establishes the performance metrics.
When establishing target levels for the incentive reward schedule for 2018, the Compensation Committee considered, among other things, projected Company performance, strategic business objectives, and forecasted general business and industry conditions. Generally, award target levels reflect the objectives set by our Compensation Committee and are intended to be competitive with total compensation at the 50th percentile of our Peer Group for good performance and above the 50th percentile for consistent, outstanding performance, but our Compensation Committee also considers other factors as noted earlier in this Compensation Discussion and Analysis. Payouts for each metric can range from 0% for achievement at threshold to 200% for achievement of maximum levels and higher.

Our Compensation Committee established the target award levels below, with actual results and payouts certified in February 2019. All dollar amounts in the tables below are in millions.

Mr. Somasundaram
					Threshold	Target	Maximum	Actual	Weighted Achievement
25% Dover EAIP	60%	Apergy Performance	40%	Revenue	$204.1	$269.1	$287.9	$283.1	41.9%
			60%	Adjusted EBITDA	$43.5	$67.1	$72.7	$67.7	52.7%
	40%	Strategic Measures	10%	Safety	1.4	1.05	0.84	0.89	7.0%
			20%	Working Capital	24%	20.4%	17.3%	28.3%	0.0%
			10%	Productivity	3.1%	4.2%	5.0%	4.4%	5.0%
			20%	Pre-Tax Free Cash Flow	$34.8	$47.4	$52.1	$31.7	0.0%
			40%	Strategic Initiatives (see below)					20.8%
Total:									127%

75% Apergy EAIP	Apergy Consolidated Performance		30%	Free Cash Flow	$68.2	$85.3	$98.0	$91.8	45.4%
			30%	Adjusted EBITDA	$142.1	$220.9	$239.9	$231.4	46.6%
			10%	Safety	1.40	1.05	0.84	0.89	17.6%
			10%	Productivity	3.1%	4.2%	5.0%	4.4%	12.5%
	Individual Performance		20%	Strategic Initiatives (see below)					32%
Total:									154%
Total Weighted Payout:									147%

Mr. Somasundaram led the Company through its successful spin-off from Dover in 2018, with financial results that exceeded the targets established by the Compensation Committee and represented significant growth from the prior year. As a new stand-alone publicly traded company, the Company experienced responsibilities that represented additional requirements from its responsibilities prior to the spin-off, including responsibility for shareholder engagement, regulatory filings and covenants required under the debt the Company incurred in connection with the spin-off. Mr. Somasundaram effectively led the Company through these new requirements, successfully engaging with shareholders to introduce Apergy to them, and ensuring compliance with SEC filing requirements and all debt covenants. As a result, the Compensation Committee determined that the weighted achievement for Strategic Initiatives set forth for Mr. Somasundaram was appropriate in light of the Company’s performance and his personal performance in 2018.

Mr. Nutt
			Threshold	Target	Maximum	Actual	Weighted Achievement
Apergy Consolidated Performance	30%	Free Cash Flow	$68.2	$85.3	$98.0	$91.8	45.4%
	30%	Adjusted EBITDA	$142.1	$220.9	$239.9	$231.4	46.6%
	10%	Safety	1.40	1.05	0.84	0.89	17.6%
	10%	Productivity	3.1%	4.2%	5.0%	4.4%	12.5%
Individual Performance	20%	Strategic Initiatives (see below)					36.0%
Total Payout:							158%

Mr. Nutt, who joined the Company in connection with the spin-off, was also instrumental to the Company’s successful transition into a stand-alone publicly traded company. His disciplined approach to capital management contributed to the Company’s financial performance for the year, and allowed us to repay $45 million of debt and reduce our leverage ratio post-spin. Mr. Nutt accomplished these results while building a finance group within Apergy as required to meet the demands of a stand-alone publicly traded company, which was not required of the Company prior to the spin-off. Mr. Nutt’s team established policies and procedures that ensured compliance with all quarterly report requirements in 2018 and completed all transition activities related to the spin-off. As a result of this performance, the Compensation Committee determined that the weighted achievement for Strategic Initiatives set forth for Mr. Nutt above was appropriate.

Ms. Wright
			Threshold	Target	Maximum	Actual	Weighted Achievement
Apergy Consolidated Performance	30%	Free Cash Flow	$68.2	$85.3	$98.0	$91.8	45.4%
	30%	Adjusted EBITDA	$142.1	$220.9	$239.9	$231.4	46.6%
	10%	Safety	1.40	1.05	0.84	0.89	17.6%
	10%	Productivity	3.1%	4.2%	5.0%	4.4%	12.5%
Individual Performance	20%	Strategic Initiatives (see below)					34.0%
Total Payout:							156%

Ms. Wright joined the Company in connection with the spin-off and was responsible for establishing the structure of our corporate governance processes, and the creation and implementation of policies and procedures required of the Company as a new stand-alone publicly traded company. In her role as Secretary, she has been instrumental in supporting a new Board and creating good corporate governance practices. Ms. Wright was also responsible for establishing a new legal group within Apergy to replace the resources that had been provided to the Company by Dover prior to the spin-off, and for ensuring the group adopted the customer-centric culture that is the foundation of the Company’s operating philosophy. The Compensation Committee determined that the weighted achievement for Strategic Initiatives set forth above was appropriate in light of Ms. Wright’s personal performance in 2018.

Mr. Mahoney
					Threshold	Target	Maximum	Actual	Weighted Achievement
25% Dover EAIP	50%	Segment Performance	40%	Revenue	$124.9	$162.2	$167.3	$166.5	28.9%
			60%	Adjusted EBITDA	$21.8	$33.5	$35.5	$34.3	42.0%
	10%	Apergy Performance	40%	Revenue	$204.1	$269.1	$287.9	$283.1	7.0%
			60%	Adjusted EBITDA	$43.5	$67.1	$72.7	$69.7	8.8%
	40%	Strategic Measures	20%	Safety	1.32	1.00	0.79	0.85	13.8%
			25%	Working Capital	32.4%	25.9%	22.0%	34.5%	0.0%
			25%	Productivity	3.0%	3.9%	4.7%	3.8%	9.0%
			30%	Pre-Tax Free Cash Flow	$20.2	$23.8	$26.2	$18.7	0.0%
Total:									109%

75% Apergy EAIP	Apergy Consolidated Performance		12.5%	Free Cash Flow	$68.2	$85.3	$98.0	$91.8	18.9%
			12.5%	Adjusted EBITDA	$142.1	$220.9	$239.9	$231.4	19.4%
	Segment Performance		17.5%	Free Cash Flow	$63.7	$79.6	$91.6	$73.8	11.1%
			17.5%	Adjusted EBITDA	$108.2	$167.0	$179.6	$164.7	16.8%
			10%	Safety	1.32	1.00	0.79	0.85	17.2%
			10%	Productivity	3.0%	3.9%	4.7%	3.8%	9.0%
	Individual Performance		20%	Strategic Initiatives (see below)					25.0%
Total:									117%
Total Weighted Payout:									115%
Adjusted Total Payout:									128%

Mr. Mahoney’s Strategic Initiatives included revenue growth for certain of the products within the Production & Automation Technologies segment and the development and implementation of strategy with respect to the Company’s gas lift products. One product line achieved revenue growth that exceeded the maximum target and the other product line’s revenue did not meet the threshold level. However, Mr. Mahoney was successful in the integration of the production optimization organization within the Company’s artificial lift business and the Production & Automation Technologies segment achieved strong year-over-year revenue growth and margin expansion for artificial lift products. In addition, Mr. Mahoney provided valuable support to the Company’s spin-off efforts, which contributed to the successful establishment of the Company as a stand-alone publicly traded company. As a result, the Compensation Committee determined that the weighted achievement for Strategic Initiatives set forth above was appropriate in light of the performance results, but determined to increase Mr. Mahoney’s overall EAIP achievement in recognition of the additional performance of the Production & Automation Technologies segment and Mr. Mahoney’s support in the spin-off.

Mr. Galloway
					Threshold	Target	Maximum	Actual	Weighted Achievement
25% Dover EAIP	10%	Apergy Performance	40%	Revenue	$204.1	$269.1	$287.9	$283.1	7.0%
			60%	Adjusted EBITDA	$43.5	$67.1	$72.7	$69.7	8.8%
	50%	Segment Performance	Profit Sharing						--
	40%	Strategic Measures	20%	Safety	2.33	1.63	1.4	1.14	16.0%
			25%	Working Capital	16.0%	14.4%	12.3%	18.4%	0.0%
			25%	Productivity	3.3%	4.4%	5.3%	5.3%	20.0%
			30%	Pre-Tax Free Cash Flow	$10.1	$17.4	$19.1	$9.0	0.0%
Total:									52%

75% Apergy EAIP	Apergy Consolidated Performance		12.5%	Free Cash Flow	$68.2	$85.3	$98.0	$91.8	18.9%
			12.5%	Adjusted EBITDA	$142.1	$220.9	$239.9	$231.4	19.4%
	Segment Performance		35%	Segment Profit Sharing					--
			10%	Safety	2.33	1.63	1.4	1.14	20.0%
			10%	Productivity	3.3%	4.4%	5.3%	5.3%	20.0%
	Individual Performance		20%	Strategic Initiatives (see below)					35.0%
Total:									113%
Total Weighted Payout (excluding Segment Profit Sharing):									98%
Total Weighted Payout (including Segment Profit Sharing):									149%

As described above, Mr. Galloway participates in the Drilling Technologies segment’s profit sharing arrangement, with the bonus pool based on 7.2% of the segment’s earnings before interest and taxes. Mr. Galloway’s Strategic Initiatives included revenue growth for the Company’s diamond bearings business, which exceeded the maximum target established for the measure, and the development of a growth strategy for the Company’s Drilling Technologies segment. The Compensation Committee determined that the weighted achievement for Strategic Initiatives set forth above was appropriate in light of Mr. Galloway’s delivery on his Strategic Initiatives in 2018.
If results for a metric fall between levels, linear interpolation is used to derive the final payout for that metric. In all instances, actual bonus payments under the EAIP for 2018 were subject to upward or downward adjustment at the discretion of the Compensation Committee based upon its evaluation of an NEO’s individual achievements or contributions to performance of the functions with his or her areas of responsibility. In addition, adjustments are permitted as deemed appropriate by the Committee to account for unanticipated or other significant events that warrant adjustment.
Plan awards earned for a given year generally are paid in the first quarter of the following year after the public release of our year-end financial results and after determination of the award payments by the Compensation Committee for all NEOs other than our CEO, and by the Board for our CEO. No award payment is made until the calculation of the payment award is approved by the Committee or the Board, as appropriate. Cash award payments for 2018 performance were made in March 2019.

Long-Term Equity Incentive Compensation
Long-term equity incentives are designed to motivate management to enable the Company to achieve long-term performance improvements and serve to link a significant portion of compensation to shareholder returns. The Company issues awards of long-term equity compensation from time to time consistent with the objectives and philosophy of our compensation programs under our 2018 Equity and Cash Incentive Plan (“LTIP”). We generally grant long-term equity awards annually in the first quarter to incentivize future performance, however, in 2018 grants were awarded in May at the time of the spin-off.

LTIP awards provide our NEOs with a benefit that increases only when the value of our shares increases, which aligns their interests with increasing shareholder value. Long-term incentives are equity-based and include restricted stock units (“RSUs”) and performance share awards (“PSAs”). In determining the form or forms of LTIP award grants, the Committee considers, among other factors, the role of the executive and the ability of the executive to impact our success, as well as the appropriateness of a particular security for the individual executive.
In determining the total value of LTIP awards to be granted to each NEO, the Compensation Committee determines the award value as a nominal dollar amount in accordance with market data and considers, without giving particular weight to any specific factor, the position of the executive officer (both in terms of function and responsibilities), tenure, anticipated future contributions, and the long-term incentive compensation of similarly situated executives in our Peer Group. For 2018, each NEO’s annual LTIP awards were granted 50% as RSUs and 50% as PSAs.
Restricted Stock Unit Awards
RSUs complement the overall compensation mix for our executives by:

•	Driving behaviors and actions consistent with creating shareholder value;

•	Providing diversification of compensation in recognition of the cyclical nature of our industry;

•	Resulting in actual share ownership aligned with our executive stock ownership guidelines; and

•	Supporting executive retention.

The RSUs granted in 2018 vest in one-third increments on the first, second, and third anniversary of the date of grant. RSUs are paid in shares of Apergy common stock and do not carry voting rights, but do earn dividend equivalents during the vesting period, to the extent any dividends are declared on our common stock.

Performance Share Awards
PSAs are intended to align the NEOs’ interests with those of our shareholders with a focus on long-term results. The PSAs awarded in 2018 are structured to be paid out, if at all, in shares of Apergy common stock, at the end of a three-year performance period based on the cumulative total shareholder return (“TSR”) of our common stock relative to the TSR Performance Peer Group (listed below, and which is comprised of the same companies as our general Peer Group for the 2018 year). The PSAs reinforce sustained long-term performance and value creation, as well as strategic planning processes, while balancing short- and long-term decision making. The Compensation Committee believes that relative TSR is an appropriate long-term performance metric because it generally reflects all elements of a company’s performance, provides a reliable means to measure relative performance, and ensures the best alignment of the interests of management and shareholders.

For 2018, the TSR Performance Peer Group includes Apergy and the following companies (or a suitable replacement selected by the Compensation Committee, if a peer company is acquired or is not the surviving company in a merger):

C&J Energy Services Inc.	MRC Global, Inc.
Core Laboratories N.V.	NOW, Inc.
Dril-Quip, Inc.	Oceaneering International, Inc.
Exterran Corporation	Oil States International, Inc.
Forum Energy Technologies, Inc.	RPC, Inc.
Franks International N.V.	Superior Energy Services, Inc.

Vesting of the 2018 PSAs is determined based on the TSR of each company in the 2018 TSR Performance Peer Group over a three-year performance period with a single vesting opportunity at the end of the period. The relative TSR measurement will be calculated using the 20-trading day average stock price of each company beginning June 5, 2018 compared to the 20-trading day average stock price of each company beginning June 5, 2021. The payout range for the 2018 PSAs is 0%-200% based on Apergy’s relative TSR rank as follows:

	Rank	Percentage Payout
	1	200%
Maximum	2	200%
	3	185%
	4	163%
	5	143%
	6	123%
Median	7	100%
	8	76%
	9	52%
Threshold	10	25%
	11	0%
	12	0%
	13	0%

Founder Shares
In connection with the spin-off, the Compensation Committee made one-time founder share grants to our NEOs, as well as other officers and key individuals of the Company. The founder share awards reflect the additional responsibility for those granted such awards in the Company as an entity separate from Dover, recognize the significant additional effort required of such persons in completing a successful spin-off, and provide a substantial retention element to ensure a period of consistent leadership for a period following the spin-off. The founder share awards consist of RSUs that vest in 25% increments on the first, second, third and fourth anniversaries of the date of grant. Award amounts for our NEOs were between 1 and 1½ times the NEO’s annual LTIP award, which was consistent with other spin-off companies reflected in publicly-available general industry survey information from Willis Towers Watson and consistent with the experience of Meridian, the Committee’s independent compensation consultant.

2018 LTIP Compensation

The Compensation Committee approved the following LTIP awards for the NEOs for 2018. These values may not match the accounting values presented in the Grants of Plan-Based Awards in 2018 Table.

	Annual LTIP Awards
Executive	RSUs	PSAs	Founder Shares	Total Target
Mr. Somasundaram	$1,450,000	$1,450,000	$3,625,000	$6,525,000
Mr. Nutt	$350,000	$350,000	$1,000,000	$1,700,000
Ms. Wright	$225,000	$225,000	$600,000	$1,050,000
Mr. Mahoney	$250,000	$250,000	$700,000	$1,200,000
Mr. Galloway	$162,500	$162,500	$365,000	$690,000

Converted Dover Equity Awards

At the time of the spin-off, Messrs. Somasundaram, Mahoney and Galloway each held outstanding awards of SSARs and RSUs which had been granted to them by Dover. In connection with the Employee Matters Agreement we entered into with Dover at the spin-off (the “EMA”), these awards were converted into SSARs and RSUs under the Apergy LTIP. These awards appear in the Outstanding Equity Awards at Fiscal Year-End 2018 Table with additional information included in the Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards in 2018 Table section below.
Other Benefits

Our NEOs participate in the same retirement and health and welfare programs as our other employees in the United States. In 2018, certain of our NEOs participated in the Company’s 401(k) plan. The employer matching contributions we made pursuant to this plan are reflected in the column titled “All Other Compensation” in the 2018 Summary Compensation Table, and the notes following the table. Their health care and insurance coverage is the same as that provided to other active employees in the United States.

We do not provide any perquisites to our NEOs.

Executive Severance and Change-in-Control Plans

We do not maintain individual severance or change-in-control agreements with our NEOs. However, we maintain the Apergy Corporation Executive Severance Plan (“ESP”) and the Apergy Corporation Senior Executive Change-in-Control Severance Plan (“CICSP”) to accomplish several objectives, including:

•	Ensuring shareholder interests are protected during business transactions by providing benefits that promote senior management stability;

•	Providing and preserving an economic motivation for participating executives to consider a business combination that might result in an executive’s job loss; and

•	Competing effectively in attracting and retaining executives in an industry that experiences acquisitions and divestitures.

NEOs may not receive benefits under both plans as a result of the same severance event. Among other benefits, the ESP continues the NEO’s base salary for a period of twelve months and provides each NEO with a pro-rated portion of the NEO’s EAIP award paid with respect to the prior year (or, if the NEO has been employed for less than one year, an amount determined in the Compensation Committee’s discretion) if he or she is involuntarily terminated without cause. The CICSP provides a payment equal to two times the executive’s base salary and an amount equal to the executive’s target EAIP award for the year in which the executive’s employment terminates or the year of the change-in-control, whichever is higher. The executive’s employment must end within eighteen months after a change-in-control either involuntarily without cause or due to the executive’s resignation for good reason to be eligible for payment under the CICSP. We believe this “double trigger” requirement is in the best interest of shareholders and is considered best practice.

Both the ESP and CICSP allow for clawback of amounts paid under the plans if the executive breaches customary confidentiality, noncompetition, non-solicitation and non-disparagement covenants entered into at the time of termination.

Details of potential payments under these plans are outlined in the "Potential Payments Upon Termination or Change-in-Control"section. These plans do not provide any excise tax gross-up protections.
Additional Executive Compensation Governance Considerations

Compensation Consultant

Under its charter, our Compensation Committee is authorized to retain a compensation consultant and has the sole authority to approve the consultant’s fees and other retention terms. In 2018, our Compensation Committee used the services of one compensation consulting firm, Meridian Compensation Partners, LLC (“Meridian”). Our Compensation Committee engaged and managed its relationship with the Meridian executive compensation consultants directly. In addition, Meridian reported directly to the Compensation Committee with respect to all executive and non-executive director compensation matters.

The nature and scope of Meridian’s engagement by the Compensation Committee included advising the Compensation Committee, as it needed, with respect to all executive compensation matters under the Compensation Committee’s purview. The material elements of the instructions or directions given to Meridian with respect to the performance of its duties to the Compensation Committee included engaging Meridian to:

•
Guide the Compensation Committee’s decision making with respect to executive compensation matters in light of the Company’s business strategy, pay philosophy, prevailing market practices, shareholder interests and relevant regulatory mandates;

•	Review and provide advice on the Company’s compensation peer group;

•	Advise on incentive plan design for both annual and long-term incentive awards;

•	Provide comprehensive competitive market studies as reference for the Compensation Committee in consideration of CEO and senior management compensation;

•	Review the CEO’s executive compensation recommendations for our senior executives;

•	Review the CEO’s compensation;

•	Review and provide competitive market on non-executive director compensation; and

•	Apprise the Compensation Committee about emerging best practices and changes in regulatory and corporate governance environment.

In connection with its engagement of Meridian and based on the information presented to it, the Compensation Committee assessed the independence of Meridian pursuant to applicable SEC and NYSE rules and concluded that Meridian's work for the Compensation Committee did not raise any conflict of interest for 2018. Outside of providing executive and director advisory services to our Compensation Committee, Meridian provided no other services to us or our affiliates.

Peer Group

In the design and administration of our 2018 executive compensation programs for NEOs, our Compensation Committee considered competitive market data from our Peer Group. The Committee also used its discretion and business judgment in determining overall compensation.

Our Peer Group is comprised of 12 companies with primary operations in the oil and gas industry, against which we believe we compete for executive talent. The Peer Group used for 2018 compensation decisions consisted of the companies in the table below, which includes revenue and asset data relevant at the time these companies were utilized in determining 2018 compensation. Revenues are based on trailing 12-months as of the most recently reported quarter as of May 9, 2018.

Company	Revenues (in millions)	Assets (in millions)
C&J Energy Services, Inc.	$1,639	$1,609
Core Laboratories N.V.	$660	$585
Dril-Quip, Inc.	$435	$1,398
Exterran Corporation	$1,215	$1,461
Forum Energy Technologies, Inc.	$819	$2,195
Frank’s International N.V.	$455	$1,262
MRC Global Inc.	$3,646	$2,340
NOW Inc.	$2,648	$1,749
Oceaneering International, Inc.	$1,922	$3,024
Oil States International, Inc.	$671	$1,302
RPC, Inc.	$1,595	$1,147
Superior Energy Services, Inc.	$1,955	$3,065
Apergy Corporation	$1,010	$1,909
Percentile Ranking	41%	67%

The Compensation Committee will assess our Peer Group on an ongoing basis, and at least annually.

Stock Ownership

The Compensation Committee believes requiring executives to retain shares of Apergy common stock helps align executive performance with shareholder value creation. Our stock ownership guidelines require executives to own Apergy common stock, valued as a multiple of the executive’s base salary, within five years from the date the executive becomes subject to the guidelines, as shown below:

Executive Level	Salary Multiple
Chief Executive Officer	5
Section 16 Officers	3
Other Corporate Officers	2
Shares of Apergy common stock owned and RSUs subject only to time-based vesting are included when determining whether an executive has met the required ownership levels. Compliance with the stock ownership guidelines is reviewed annually. All NEOs are within the five-year period transition period for meeting these requirements.

Clawback Policy

Our Executive Compensation Clawback Policy sets out the terms under which we may seek to recover performance-based compensation from our NEOs. The policy allows the Company to recoup performance-based compensation, both cash bonuses and equity awards, that is paid to an executive and it is subsequently determined that such compensation would not have been earned had such compensation been calculated on the basis of restated financial results if the Board determines the restatement was the result of fraud, intentional misconduct or gross negligence of such executive. The Board will apply a three-year lookback period from the date of the restatement in applying any clawback of compensation, which may extend into the period following an executive’s employment with us.

Anti-Hedging Policy

Our Securities Trading Policy prohibits our Board and officers, as well as persons who assist in the preparation of or have access to our consolidated financial results (“Designated Persons”) from engaging in any transaction designed to hedge or offset any decrease in the market value of Apergy securities they hold. This includes any financial instrument or derivative security such short sales, puts, calls, straddles, prepaid variable forward contracts, equity swaps, collars and exchange funds.

No Pledging

Our Securities Trading Policy also prohibits Designated Persons from pledging Apergy securities as collateral for a loan or other obligation, subject to limited exceptions, and from holding Apergy securities in a margin account. No director or executive currently pledges any shares of Apergy common stock held by them.

No Employment Agreements

We do not enter into employment agreements with any of our NEOs.
Conclusion

In a highly competitive market for executive talent, we believe our customers’ and employee’s interests, as well as those of our shareholders and other stakeholders, are well served by our compensation program. These programs are reasonably positioned among our Peer Group and encourage and promote our compensation objectives with a strong emphasis on pay for performance. Going forward, we will continue to review our compensation plans periodically to determine what revisions, if any, should be made.

Compensation Committee Report

The Committee has reviewed and discussed the Compensation Discussion & Analysis with management.

Based on such review and discussion with management, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2018.

Respectfully submitted by the Compensation Committee:

Gary P. Luquette, Chair
Mamatha Chamarthi
Daniel W. Rabun

Executive Compensation Tables

The following tables and accompanying narrative disclosures provide information regarding the compensation earned by or paid to our NEOs during 2018 for services performed for us. Although the spin-off was not finalized until May 9, 2018, certain of our NEOs were performing services for us in 2018 prior to the spin-off date in order to effectuate the spin-off and to manage our assets. Amounts reported in the table below with respect to 2018 will encompass all compensation paid or granted by us with respect to those services. With respect to Messrs. Somasundaram and Mahoney, their compensation has previously been reported in Dover’s public filings, therefore we have retained the previously disclosed compensation for the fiscal years ended December 31, 2017 and 2016. With respect to compensation paid or granted to our NEOs who were employed by Dover in years prior to the spin-off, the amounts were paid or granted by Dover.
2018 Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Mr. Somasundaram	2018	644,314	--	7,690,173	--	1,007,200	22,065	9,363,752
President & Chief	2017	535,000	--	549,965	350,394	970,000	21,903	2,427,262
Executive Officer	2016	502,000	--	550,001	355,313	355,000	13,832	1,776,146
Mr. Nutt	2018	395,834	--	1,994,771	--	437,900	--	2,828,505
Senior Vice President & Chief Financial Officer
Ms. Wright	2018	324,461	75,000	1,234,855	--	308,900	5,954	1,949,170
Senior Vice President, General Counsel and Secretary
Mr. Mahoney	2018	413,815	--	1,408,985	--	320,023	16,001	2,158,824
President, Production and Automation Technologies	2017	386,250	--	79,994	76,462	240,000	16,963	799,669
Mr. Galloway	2018	334,055	--	816,017	--	252,100	32,454	1,434,626
President, Drilling Technologies
_____________________________

(1)
Salary equals base pay paid to each NEO during the applicable year. The actual salary paid may fluctuate due to the number of pay periods during the calendar year, the timing of increases in base salary, and the timing of payroll processing at each calendar year-end. Messrs. Somasundaram, Mahoney and Galloway each received increases in their base salary at the time of the spin-off.

(2)
Amount shown represents payment of a sign-on bonus Ms. Wright received upon joining Apergy to replace, in part, the value of compensation Ms. Wright forfeited from her prior employer to join the Company.

(3)
Amounts shown represent (a) the aggregate grant date fair value of PSAs granted during the year indicated and (b) the aggregate grant date fair value of RSUs granted during the year, including Founder Share awards, each calculated in accordance with FASB ASC Topic 718 disregarding the estimate for forfeitures related to service-based vesting conditions. The PSAs were valued at target, although payments may vary from 25% to 200% of the target amount granted, or be forfeited altogether depending upon actual performance. The calculation of the grant date fair value for 2018 awards was $56.32 based on a Monte Carlo simulation as the performance targents are classified as a market vesting condition. The grant date fair value for 2017 awards was $79.28, and the grant date fair value for 2016 awards was $57.25, each as determined in accordance with FASB ASC Topic 718. Awards granted in 2017 and 2016 were granted by Dover. Additional detail on replacement of certain of those awards is found in Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards in 2018 Table below.

(4)
Amounts shown represent the aggregate grant date fair value of SSAR awards granted by Dover during the year indicated, calculated in accordance with FASB ASC Topic 718, disregarding the estimate for forfeitures related to service-based vesting conditions, and do not correspond to the actual value that may be realized by the NEO. For assumptions made in the valuation of the awards reported in this column, see also Note 17 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. See also “Compensation Discussion and Analysis – Long-Term Equity Incentive Compensation” for a further description of these awards.

(5)
Amounts shown for 2018 represent payments under our EAIP for the 2018 fiscal year, which payments were made in the first quarter of 2019. Amounts shown for 2017 and 2016 represent payments under Dover’s Annual Incentive Plan for the year indicated, for which payments were made in the first quarter of the following year.

(6)	Amounts shown include the following:

Name	Year	Employer Contributions to 401(k) Plan ($)(a)	Dividends ($)(b)	Total ($)
Mr. Somasundaram	2018	9,625	12,440	22,065
Mr. Nutt	2018	--	--	--
Ms. Wright	2018	5,954	--	5,954
Mr. Mahoney	2018	6,357	9,644	16,001
Mr. Galloway	2018	29,063(c)	3,391	32,454

(a)	Under the terms of our 401(k) plan, we make contributions to the accounts of all eligible employees, including the NEOs.

(b)
Amounts shown represent dividend equivalent payments received in 2018 on restricted stock unit awards granted by Dover with respect to shares of common stock of Dover. Apergy did not pay dividends on its common stock in 2018.

(c)
All eligible employees of our Drilling Technologies segment, including Mr. Galloway, participate in the profit sharing arrangement of that segment, which entitles them, in part, to a contribution to their 401(k) account. Each month 2.9% of total earnings before interest and taxes of the Drilling Technologies segment are accrued for the total 401(k) profit sharing contribution. The amount of each eligible employee’s 401(k) profit sharing contribution is determined by dividing that employee’s qualifying income for the year by the aggregate of all eligible employees’ qualifying income for the year and multiplying by the amount accrued for the year for the total 401(k) profit sharing contribution. Employees must have worked at least 1,000 hours in the year, be employed at December 31 of the year and have reached the age of 21 to be eligible for the 401(k) profit sharing contribution. For 2018, $19,438 was contributed by the Company to Mr. Galloway’s 401(k) plan under the terms of the Drilling Technologies segment profit sharing arrangement. The amount for 2018 was contributed in the first quarter of 2019 following completion of our year-end financial results.

Grants of Plan-Based Awards in 2018

The following table summarizes compensation awarded to our NEOs under our LTIP for 2018.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)(1)	Target ($)	Maximum ($)	Threshold (#)(1)	Target (#)	Maximum (#)
Mr. Somasundaram
RSUs(2)	5/17/18							36,625	1,607,838
Founder Shares(3)	5/17/18							91,563	4,019,616
PSAs(4)	5/17/18				9,156	36,625	73,250		2,062,720
EAIP(5)	5/9/18	--	725,000	1,450,000
Mr. Nutt
RSUs(2)	5/17/18							8,840	388,076
Founder Shares(3)	5/17/18							25,258	1,108,826
PSAs(4)	5/17/18				2,210	8,840	17,680		497,869
EAIP(5)	5/9/18	--	332,500	665,000
Ms. Wright
RSUs(2)	5/17/18							5,683	249,484
Founder Shares(3)	5/17/18							15,155	665,305
PSAs(4)	5/17/18				1,420	5,683	11,366		320,067
EAIP(5)	5/9/18	--	216,000	432,000
Mr. Mahoney
RSUs(2)	5/17/18							6,314	277,185
Founder Shares(3)	5/17/18							17,681	776,196
PSAs(4)	5/17/18				1,578	6,314	12,628		355,604
EAIP(5)	5/9/18	--	255,000	510,000
Mr. Galloway
RSUs(2)	5/17/18							4,104	180,166
Founder Shares(3)	5/17/18							9,219	404,714
PSAs(4)	5/17/18				1,026	4,104	8,208		231,137
EAIP(5)	5/9/18	--	172,500	345,000
_____________________________

(1)
Represents the minimum amount payable for a certain level of performance. There is no guaranteed minimum payment for EAIP awards; performance results that equal the threshold level would result in a 0% achievement of that measure and no payment. PSA awards have a threshold percentage payout of 25% if relative TSR for the performance period results in a ranking of 10 out of 13, with no payout for any ranking below 10.

(2)
The grant vests in three equal annual installments beginning May 17, 2019. The grant date fair value of the awards was calculated in accordance with FASB ASC Topic 718, disregarding the estimate for forfeitures related to service-based vesting conditions, using a value of $43.90 per share. For assumptions made in the valuation of these awards, see also Note 17 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. See also “Compensation Discussion and Analysis – Long-Term Equity Incentive Compensation” for a further description of these awards.

(3)
Founder Share awards were granted as RSUs and vest in four equal annual installments beginning May 17, 2019. The grant date fair value of the awards was calculated in accordance with FASB ASC Topic 718, disregarding the estimate for forfeitures related to service-based vesting conditions, using a value of $43.90 per share. For assumptions made in the valuation of these awards, see also Note 17 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. See also “Compensation Discussion and Analysis – Long-Term Equity Incentive Compensation” for a further description of these awards.

(4)
The PSAs vest and become payable after the end of the three-year performance period calculated based on the 20-trading day period beginning June 5, 2021, subject to the achievement of the performance goal. The performance targets for the PSAs are classified as a market vesting condition and the grant date fair value for the awards was calculated using a Monte Carlo simulations resulting in a valuation of $56.32 per share. PSAs payout between 25% and 200% of the target amount granted, or are forfeited altogether depending upon actual performance. See also Note 17 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. See also “Compensation Discussion and Analysis – Long-Term Equity Incentive Compensation” for a further description of these awards.

(5)
Amounts shown reflect the potential payouts in March 2019 for 2018 performance under the EAIP. The amounts actually paid in March 2019 are included in the 2018 Summary Compensation Table in the Non-Equity Incentive Plan Compensation column for 2018 for each NEO.

Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards in 2018 Table

In connection with the spin-off, we entered into the EMA with Dover which addressed the treatment of equity incentive awards granted by Dover prior to the spin-off and the treatment of certain retirement and welfare benefit obligations accrued under the Dover plans.

RSUs. At the time of the spin-off, Messrs. Somasundaram, Mahoney and Galloway each held unvested RSUs which had been granted to them by Dover pursuant to the Dover Corporation 2012 Equity and Cash Incentive Plan (the "Dover LTIP"). At the time of the spin-off, these RSUs were converted into RSUs under the Apergy LTIP, with the number of shares underlying each award adjusted to account for the spin-off in accordance with the terms of the Dover LTIP under the formula set forth in the EMA. There was no incremental value associated with the converted awards and no modification of the awards for purposes of FASB ASC 718. Therefore, they do not appear in the Grants of Plan-Based Awards in 2018 Table but are included in the Outstanding Equity Awards at Fiscal Year-End 2018 Table and are more fully detailed below.

SSARs. Prior to the spin-off, Messrs. Somasundaram, Mahoney and Galloway each held outstanding SSARs which had been granted to them by Dover. Mr. Somasundaram exercised certain exercisable SSARs prior to the spin-off and the unexercised SSARs held by Messrs. Somasundaram, Mahoney and Galloway at the time of the spin-off were converted into SSARs under the Apergy LTIP, with the number of shares and exercise price adjusted to account for the spin-off in accordance with the terms of the Dover LTIP under the formula set forth in the EMA. There was no incremental value associated with the converted awards and no modification or repricing of the awards for purposes of FASB ASC 718. Therefore, they do not appear in the Grants of Plan-Based Awards in 2018 Table but are included in the Outstanding Equity Awards at Fiscal Year-End 2018 Table and are more fully detailed below.

The table below summarizes the converted SSAR and RSU awards for Messrs. Somasundaram, Mahoney and Galloway.

Name	Conversion Date	Converted RSUs: Number of Shares of Stock or Units (#)	Converted SSARs: Number of Securities Underlying SSARs (#)	Exercise Price of SSARs ($/Sh)
Mr. Somasundaram
RSUs(1)	5/15/18	7,272
SSAR(2)	5/15/18		89,264	24.65
SSAR(3)	5/15/18		64,460	34.13
Mr. Mahoney
RSUs(4)	5/15/18	6,703
SSAR(5)	5/15/18		9,674	24.81
SSAR(6)	5/15/18		11,735	27.27
SSAR(7)	5/15/18		11,823	35.53
SSAR(8)	5/15/18		15,214	31.55
SSAR(2)	5/15/18		19,475	24.65
SSAR(3)	5/15/18		14,062	34.13
Mr. Galloway
RSUs(9)	5/15/18	1,986
SSAR(2)	5/15/18		14,606	24.65
SSAR(3)	5/15/18		10,548	34.13

(1)
Represents replacement of (a) 2,975 RSUs awarded by Dover on February 11, 2016, which became vested on March 15, 2019, and (b) 4,297 RSUs awarded by Dover on February 10, 2017, 2,148 of which vested on March 15, 2019 and 2,149 of which will vest on March 15, 2020.

(2)	Represents replacement of SSAR awarded by Dover on February 11, 2016. SSAR became exercisable February 11, 2019.

(3)	Represents replacement of SSAR awarded by Dover on February 10, 2017. SSAR becomes exercisable February 10, 2020.

(4)
Represents replacement of (a) 5,140 RSUs awarded by Dover on February 11, 2016, which became vested on March 15, 2019, and (b) 1,563 RSUS awarded by Dover on February 10, 2017, 781 of which vested on March 15, 2019 and 782 of which will vest on March 15, 2020.

(5)	Represents replacement of SSAR awarded by Dover on February 9, 2012. SSAR became exercisable February 9, 2015.

(6)	Represents replacement of SSAR awarded by Dover on February 14, 2013. SSAR became exercisable on February 14, 2016.

(7)	Represents replacement of SSAR awarded by Dover on March 10, 2014. SSAR became exercisable on March 10, 2017.

(8)	Represents replacement of SSAR awarded by Dover on February 12, 2015. SSAR became exercisable on February 12, 2018.

(9)
Represents replacement of (i) 813 RSUs awarded by Dover on February 11, 2016, which became vested on March 15, 2019, and (b) 1,173 RSUs awarded by Dover on February 10, 2017, 586 of which vested on March 15, 2019 and 587 of which will vest on March 15, 2020.

PSAs. At the time of the spin-off, Messrs. Somasundaram, Mahoney and Galloway each held PSAs awarded by Dover which were earnable based on performance periods ending after the spin-off. At the time of the spin-off, these PSAs were cancelled. Cancellation of these awards was considered when the Compensation Committee determined the amount of founder shares awarded to these NEOs.

Pension Plan. Messrs. Somasundaram and Mahoney were participants in the Dover pension plan prior to the spin-off and were fully vested in their pension accounts. At the time of the spin-off, the pension plan accounts of each of these NEOs was frozen and became ineligible to accrue any additional benefits for services performed following the spin-off. Dover retained all liabilities and obligations of the Dover pension plan, including the accounts of Messrs. Somasundaram and Mahoney.

Pension Replacement Plan and Deferred Compensation Plan. Messrs. Somasundaram, Mahoney and Galloway each participated in the Dover pension replacement plan (“PRP”) and Mr. Somasundaram participated in the Dover deferred compensation plan. At the time of the spin-off, the value of the Dover PRP and deferred contribution accounts of each of these NEOs was rolled into the Apergy Corporation Executive Deferred Compensation Plan, a frozen plan established pursuant to the EMA to hold the accounts of employees who had participated in the Dover PRP and deferred compensation plan. Additional information regarding these accounts is provided below under the heading “2018 Nonqualified Deferred Compensation.”

Outstanding Equity Awards at Fiscal Year-End 2018

The following table provides information as of December 31, 2018, using the closing stock price on such date of $27.08, regarding outstanding stock option awards, unvested stock awards and unvested performance share awards held by each of the NEOs, including SSAR and RSU awards granted by Dover prior to the spin-off which were converted into Apergy equity awards in connection with the spin-off under the terms of the EMA.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mr. Somasundaram			89,264	(2)	24.65	2/11/2026
			64,460	(3)	34.13	2/10/2027
							135,460	(4)	3,668,257	67,756	1,834,832
Mr. Nutt							34,098	(5)	923,374	16,354	442,866
Ms. Wright							20,838	(6)	564,293	10,514	284,719
Mr. Mahoney	9,674	(7)			24.81	2/9/2022
	11,735	(8)			27.27	2/14/2023
	11,823	(9)			35.53	3/10/2024
	15,214	(10)			31.55	2/12/2025
			19,475	(11)	24.65	2/11/2026
			14,062	(12)	34.13	2/10/2027
							30,698	(13)	831,302	11,681	316,321
Mr. Galloway			14,606	(14)	24.65	2/11/2026
			10,548	(15)	34.13	2/10/2027
							15,309	(16)	414,568	7,592	205,591

(1)
PSAs granted May 17, 2018 and become payable after July 2, 2021 subject to the achievement of the applicable performance goal. Had the PSAs become payable at December 31, 2018, they would have been paid at 163%. Accordingly, pursuant to SEC rules, the amount reflected in the table represents the number of shares payable based on achievement at 185%. Actual shares issued could be between 0% and 200%.

(2)	SSAR issued May 15, 2018 under the terms of the EMA to replace SSAR granted by Dover on February 11, 2016, which became exercisable February 11, 2019.

(3)	SSAR issued May 15, 2018 under the terms of the EMA to replace SSAR granted by Dover on February 10, 2017, which becomes exercisable on February 10, 2020.

(4)
Includes (a) 2,975 RSUs that vested on March 15, 2019, and (b) 4,297 RSUs, 2,148 of which vested on March 15, 2019 and 2,149 of which will vest on March 15, 2020, in each case, which were issued May 15, 2018 under the terms of the EMA to replace unvested RSUs granted by Dover on February 11, 2016 and February 10, 2017, respectively. Also includes (i) 36,625 RSUs granted May 17, 2018 that vest in three equal annual installments beginning on May 17, 2019, and (ii) 91,563 RSUs granted as Founder Shares on May 17, 2018 that vest in four equal annual installments beginning on May 17, 2019.

(5)
Includes (a) 8,840 RSUs granted May 17, 2018 that vest in three equal annual installments beginning on May 17, 2019, and (b) 25,258 RSUs granted as Founder Shares on May 17, 2018 that vest in four equal annual installments beginning on May 17, 2019.

(6)
Includes (a) 5,683 RSUs granted May 17, 2018 that vest in three equal annual installments beginning on May 17, 2019, and (b) 15,155 RSUs granted as Founder Shares on May 17, 2018 that vest in four equal annual installments beginning on May 17, 2019.

(7)	SSAR issued May 15, 2018 under the terms of the EMA to replace SSAR granted by Dover on February 9, 2012, which became exercisable February 9, 2015.

(8)	SSAR issued May 15, 2018 under the terms of the EMA to replace SSAR granted by Dover on February 14, 2013, which became exercisable February 14, 2016.

(9)	SSAR issued May 15, 2018 under the terms of the EMA to replace SSAR granted by Dover on March 10, 2014, which became exercisable March 10, 2017.

(10)	SSAR issued May 15, 2018 under the terms of the EMA to replace SSAR granted by Dover on February 12, 2015, which became exercisable February 12, 2018.

(11)	SSAR issued May 15, 2018 under the terms of the EMA to replace SSAR granted by Dover on February 11, 2016, which became exercisable February 11, 2019.

(12)	SSAR issued May 15, 2018 under the terms of the EMA to replace SSAR granted by Dover on February 10, 2017, which becomes exercisable February 10, 2020.

(13)
Includes (a) 5,140 RSUs that vested on March 15, 2019, and (b) 1,563 RSUs, 781 of which vested on March 15, 2019 and 782 of which will vest on March 15, 2020, in each case, which were issued May 15, 2018 under the terms of the EMA to replace unvested RSUs granted by Dover on February 11, 2016 and February 10, 2017, respectively. Also includes (i) 6,314 RSUs granted May 17, 2018 that vest in three equal annual installments beginning May 17, 2019 and (ii) 17,681 RSUs granted as Founder Shares on May 17, 2018 that vest in four equal annual installments beginning May 17, 2019.

(14)	SSAR issued May 15, 2018 under the terms of the EMA to replace SSAR granted by Dover on February 11, 2016, which became exercisable February 11, 2019.

(15)	SSAR issued May 15, 2018 under the terms of the EMA to replace SSAR granted by Dover on February 10, 2017, which becomes exercisable February 10, 2020.

(16)
Includes (a) 813 RSUs that vested March 15, 2019, and (b) 1,173 RSUs, 586 of which vested on March 15, 2019 and 587 of which will vest on March 15, 2020, in each case, which were issued on May 15, 2018 under the terms of the EMA to replace unvested RSUs granted by Dover on February 11, 2016 and February 10, 2017, respectively. Also includes (i) 4,104 RSUs granted May 17, 2018 that vest in three equal annual installments beginning May 17, 2019 and (ii) 9,219 RSUs granted as Founder Shares on May 17, 2018 that vest in four equal annual installments beginning May 17, 2019.

Option Exercises and Stock Vested in 2018
None of our NEOs exercised any options to purchase shares of Apergy common stock or had any shares of Apergy common stock that vested in 2018.
Pension Benefits

Our NEOs did not participate in an Apergy-sponsored pension plan required to be reported under the Pension Benefits Table. Accordingly, the Pension Benefits Table has not been included here.

2018 Nonqualified Deferred Compensation

Dover maintains a deferred compensation plan, which is a nonqualified plan for tax purposes, that permits select key management and highly compensated employees in the U.S. with an annual salary equal to or greater than $175,000 to irrevocably elect to defer a portion of their salary and bonus. In connection with the spin-off, the Compensation Committee adopted the Apergy Corporation Executive Deferred Compensation Plan and the accounts of Apergy employees who participated in the Dover deferred compensation plan were rolled over to the Apergy deferred compensation plan. Mr. Somasundaram participated in the Dover deferred compensation plan. The Apergy deferred compensation plan is frozen to new participants and to contributions from participants and the Company and does not provide above-market or preferential earnings.

Dover also maintains a pension replacement plan, a non-qualified plan for tax purposes, to provide benefits to certain employees whose compensation and pension plan benefits are greater than the compensation and benefit limits applicable to tax-qualified pension plans. Messrs. Somasundaram and Mahoney were participants in both Dover’s pension plan and PRP and Mr. Galloway participated in the Dover PRP. In connection with the spin-off, Messrs. Somasundaram’s, Mahoney’s and Galloway’s Dover PRP accounts were rolled over to the Apergy deferred compensation plan and are included in the amount reflected for each of them in the column titled “Aggregate Balance at Last FYE.”

Name	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Mr. Somasundaram	--(1)	114,979	4,050,507	(2)
Mr. Mahoney	1,695	--	73,333	(3)
Mr. Galloway	2,226	--	96,307	(4)

(1)	Mr. Somasundaram’s earnings in 2018 were negative.

(2)
Amount includes $1,511,400, the balance of Mr. Somasundaram’s Dover PRP account rolled into the Apergy deferred compensation plan on May 9, 2018, and $2,752,717, the balance of Mr. Somasundaram’s Dover deferred compensation plan account rolled into the Apergy deferred compensation plan on May 9, 2018, and reflects the effects of negative earnings in the year.

(3)	Includes $71,638, the balance of Mr. Mahoney’s Dover PRP account rolled into the Apergy deferred compensation plan on May 9, 2018.

(4)	Includes $94,081, the balance of Mr. Galloway’s Dover PRP account rolled into the Apergy deferred compensation plan on May 9, 2018.

Potential Payments upon Termination or Change-in-Control

The following table lists the compensation and benefits that we would provide to our current NEOs in various scenarios involving a termination of employment or upon a change of control under our ESP, CICSP, and the terms of our LTIP. Compensation and benefits generally available to salaried employees are not included in the table below.

Termination / Change-in-Control Scenarios
Compensation Elements	Retirement(1)	Death or Disability	Resignation or Termination with Cause (2)	Termination without Cause	Change-in-Control without Termination of Employment	Change-in-Control with Termination of Employment without Cause or for Good Reason(3)
Cash Severance	None	None	None	Base salary continues for a period of 12 months	None	2x (salary plus target annual cash incentive) (4)
Executive Annual Incentive Plan	Forfeited	Forfeited	Forfeited	Prorated and paid based on EAIP paid in prior year	Continues	Included in cash severance amount
Restricted Stock Units – Annual Grants and Founder Shares	Remain in effect for 5 years (5)	All time-based vesting immediately lapses	Forfeited	Forfeited	Awards immediately vest unless assumed or replaced	Awards immediately vest
Performance Share Awards	Oldest award remains in effect for period of award; any remaining awards subject to Committee discretion	Service condition satisfied as to a pro-rata portion; remains outstanding for period of award based on actual performance	Forfeited	Forfeited	Awards immediately vest unless assumed or replaced	Awards immediately vest at the target performance level
SSARs	Remain in effect for a period following retirement (6)	Awards immediately vest	Period of 3 months to exercise exercisable awards; unexercisable awards forfeited	Period of 3 months to exercise exercisable awards; unexercisable awards forfeited	Awards immediately vest unless assumed or replaced	Awards immediately vest
Health, Welfare and Other Benefits	None	None	None	COBRA health continuation coverage for 12 months		Lump sum payment equal to 12 months of COBRA health coverage

(1)	None of our NEOs are eligible for “normal retirement” or “early retirement” under the terms of our LTIP.

(2)	No special or additional payments are payable to any of the NEOs in the event of termination of employment by way of resignation or termination for “cause.”

(3)
Under the CICSP, severance is payable if a NEO’s employment is terminated by the Company without “cause” or for “good reason” within 18 months following a change-in-control. “Cause” means (i) willful misconduct, dishonesty or gross negligence in the performance of duties, breach of fiduciary duties to the Company, or willful failure to follow lawful directions, (ii) engaging in conduct materially injurious to the Company or materially harms the Company’s reputation, good will or business, (iii) engaging in conduct reported in the press which is scandalous, immoral or illegal; (iv) conviction of a felony, or a misdemeanor or moral turpitude, dishonesty or fraud, (v) being found liable in any securities law action or having a cease and desist order applied, (vi) breach of confidentiality, non-solicitation or non-competition provisions to which the executive is subject, or (vii) breach of Company policies. “Good Reason” includes (i) a material reduction in compensation, (ii) a material and adverse change in title, (iii) a material and adverse change in authority, responsibility or reporting relationship, or (iv) relocation or principal place of employment by 50 miles, unless the relocation does not increase the executive’s commute by more than 20 miles.

(4)	The amount payable is equal to the NEO’s annual salary and target annual incentive bonus, as in place on the termination date or the date of the change-in-control, whichever is higher.

(5)
The portion of RSUs held by Messrs. Somasundaram and Mahoney converted from grants initially awarded by Dover are subject to the same early retirement provisions as SSARs initially granted by Dover after August 6, 2014 as described in note (6) below.

(6)
Under the LTIP, normal retirement applicable to the SSARs held by our NEOs, which replace SSARs initially awarded by Dover, is defined as age 62, and early retirement is defined as (i) the executive has at least 10 years of service with the Company (including service with Dover), the sum of the executive’s age and years of service upon termination equals at least 65, and for awards initially granted by Dover on or after August 6, 2014, is at least 55 years old, and the executive complies with certain notice requirements (“Early Retirement I”), (ii) the executive has at least 15 years of service with the Company (including service with Dover), the sum of the executive’s age and years of service upon termination equals at least 70, and for awards granted on or after August 6, 2014, is at least 60 years old, and the executive complies with certain notice requirements (“Early Retirement II”), or (iii) the executive’s employment terminates because the business unit in which the executive is employed is sold and the executive remains in good standing until the closing date (“Early Retirement III”). Any person who takes normal or early retirement must agree to standard non-competition provisions to receive the retirement treatment of these SSARs. SSARs initially awarded by Dover prior to August 6, 2014 remain in effect for a five-year period following retirement, and SSARs granted thereafter remain in effect for two years, three years or one year based on whether the early retirement is classified as Early Retirement I, Early Retirement II, or Early Retirement III, respectively.

Estimate of Potential Payments upon Termination

The following table includes the various types of circumstances that would trigger payments and benefits under plans, agreements and arrangements currently in effect. Benefits and payments are calculated assuming the triggering event occurred on December 31, 2018 and using the closing stock price on such date of $27.08. None of our NEOs was eligible for retirement or early retirement on December 31, 2018 so that information is omitted from the table. Reasonable estimates are provided where appropriate. It is always possible that different arrangements could be negotiated in connection with an actual termination of employment or change-in-control.

Name	Death or Disability ($)	Resignation or Termination with Cause ($)	Termination without Cause ($)(1)	Change-in-Control without Termination ($)(2)	Change-in-Control with Termination ($)
Mr. Somasundaram
Cash Severance	0	0	1,695,000	0	2,900,000
RSUs (including Founder Shares)	3,668,257	0	0	0	3,668,257
PSAs(3)	220,401	0	0	0	991,805
SSARs(4)	216,912	0	0	0	216,912
Health, Welfare and Other Benefits	0	0	20,477	0	20,477
Total:	4,105,570	0	1,715,477	0	7,797,451
Mr. Nutt
Cash Severance	0	0	752,083	0	1,615,000
RSUs (including Founder Shares)	923,374	0	0	0	923,374
PSAs(3)	53,197	0	0	0	239,387
SSARs(4)	0	0	0	0	0
Health, Welfare and Other Benefits	0	0	17,526	0	17,526
Total:	976,571	0	769,609	0	2,795,287
Ms. Wright
Cash Severance	0	0	558,000	0	1,152,000
RSUs (including Founder Shares)	564,293	0	0	0	564,293
PSAs(3)	34,199	0	0	0	153,896
SSARs(4)	0	0	0	0	0
Health, Welfare and Other Benefits	0	0	6,466	0	6,466
Total:	598,492	0	564,466	0	1,876,655
Mr. Mahoney
Cash Severance	0	0	665,000	0	1,360,000
RSUs (including Founder Shares)	831,302	0	0	0	831,302
PSAs(3)	37,996	0	0	0	170,983
SSARs(4)	69,284	21,960	21,960	0	69,284
Health, Welfare and Other Benefits	0	0	20,574	0	20,574
Total:	938,582	21,960	707,534	0	2,452,143
Mr. Galloway
Cash Severance	0	0	416,250	0	1,035,000
RSUs (including Founder Shares)	414,568	0	0	0	414,568
PSAs(3)	24,697	0	0	0	111,136
SSARs(4)	35,493	0	0	0	35,493
Health, Welfare and Other Benefits	0	0	18,628	0	18,628
Total:	474,758	0	434,878	0	1,614,825

(1)
Under the ESP, upon a termination of employment by the Company without Cause (as defined in the ESP), each NEO is entitled to a prorated amount of the previous year’s EAIP bonus paid to such NEO, or, if such NEO has been employed for less than one year, an amount determined in the Compensation Committee’s discretion. Because Mr. Nutt and Ms. Wright were employed for less than one year on December 31, 2018, the amount reflected assumes payout of a prorated amount of their respective 2018 target EAIP bonuses.

(2)	Assumes awards were assumed in the change-in-control, resulting in no acceleration of RSUs, PSAs and SSARs under the terms of the LTIP.

(3)
Represents payout of PSAs for the 2018-2021 performance period, assuming the Compensation Committee approves payout of the PSAs. In the case of termination due to death or disability, the amounts shown assume the 2018 PSAs pay out at target and are prorated for eight months.

(4)
Reflects the value of vested SSARs as of December 31, 2018, which is the difference between the closing price of $27.08 per share of our common stock on December 31, 2018 and the exercise price of each SSAR award, multiplied by the number of shares covered by such award.

Shareholder Proposals and Nominations for the 2020 Annual Meeting

In order for shareholder proposals to be included in our proxy statement for the 2020 Annual Meeting, we must receive them at our principal executive offices, 2445 Technology Forest Boulevard, Building 4, 12th Floor, The Woodlands, Texas 77381, Attention: Secretary, by November 26, 2019, being 120 days prior to the date of the first anniversary of the date of our proxy statement for the 2019 Annual Meeting of Shareholders. All other shareholder proposals, including nominations for directors, in order to be voted on at the 2020 Annual Meeting, must be received by us not earlier than January 10, 2020 and not later than February 9, 2020 being, respectively, 120 days and 90 days prior to the date of the first anniversary of the 2019 Annual Meeting of Shareholders. In the event that the 2020 Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of the 2019 Annual Meeting of Shareholders, notice by a shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the 2020 Annual Meeting is mailed or public disclosure of the date of the 2020 Annual Meeting is made, whichever first occurs.

Dated: March 25, 2019

By authority of the Board of Directors,

JULIA WRIGHT Senior Vice President, General Counsel and Secretary

2445 Technology Forest Blvd.
Building 4, 12th Floor
The Woodlands, TX 77381

apergy.com